Exhibit 10.16.1
DATED 1st APRIL 2003
FIFTH DEFINITIVE TRUST DEED AND RULES
Biwater Retirement and Security Scheme
Ex-WCAPS Edition
File no.: 104585:0001
Doc. No.: 20513726:01
C/M/S Cameron McKenna

CERTIFIED TO BE A TRUE AND
COMPLETE COPY OF THE ORIGINAL

CMS CAMERON MCKENNA
DATE 7/4/2003
CMS Cameron McKenna
Mitre House
160 Aldersgate street
London EC1A 400

INDEX TO RULES

PART I	18

1. DEFINITIONS	18

PART II MEMBERSHIP	25

2. ELIGIBILITY	25

3. FAILURE TO JOIN AT THE FIRST OPPORTUNITY	25

PART III	26

4. CONTRIBUTIONS	26

4.1 Member’s contributions	26
4.2 Employers’ contributions	26
4.3 Payment of contributions	27

PART IV	28

5. BENEFITS	28
5.1 Benefits on or after Normal Retiring Date	28
5.2Benefit on withdrawal from Pensionable Service before the Normal Retiring Date	28
5.3 Benefits on early retirement	30
5.4 Benefits on death in Pensionable Service	32
5.5 Spouse’s and children’s post-retirement pensions	33
5.6 Increases to pensions in payment	34
5.7 Special provisions	34
5.8 Options of exchanging cash for pension and vice-versa	34
5.9 Part-time Service	36
5.10 Pension Sharing Order	36
5.11 Death of Former Spouse before implementation of Pension Sharing Order	37

6. OPTION TO SURRENDER PENSION TO PROVIDE AN ANNUITY FOR A DEPENDANT	37

7. PAYMENT OF PENSION	37
7.1 Pensions payable for life	37
7.2 Spouse’s Pensions under Rule 5.4	38
7.3 Children’s Pensions	38

PART V	39

GENERAL PROVISIONS ABOUT BENEFITS	39

8. MATERNITY LEAVE AND FAMILY LEAVE	39

9. SECURING BENEFITS	40
9.1 Power to secure benefits	40
9.2 Requirements for issue of policy	40

10. DEDUCTIONS ETC.	41
10.1 Deduction of tax	41
10.2 Lien on benefits	41

11. UNCLAIMED BENEFITS	42

12. ATTEMPTED ASSIGNMENT ETC.	42

13. CLAIMANTS UNABLE TO ACT	42

14. DIFFERENT BENEFITS	42
14.1 Discretionary Terms	42
14.2 Additional Voluntary Contributions	42

15. TRANSFERS TO THE SCHEME	43

16. TRANSFERS FROM THE SCHEME	45
16.1 Member’s right to a transfer	45
16.2 Transfer values from the Scheme	45
16.3 Special provisions for transfer to a “Buy-out” policy	46
16.4 Special provisions for transfer to a personal pension scheme	46

17. DISCRETIONARY TRUSTS	47
17.1 Payment to individuals etc.	47
17.2 Payment to other trusts	48

18. ADJUSTMENTS TO COMPLY WITH INLAND REVENUE APPROVAL ETC.	48
18.1 Inland Revenue Approval	48
18.2 Equivalent Pension Benefits	49

PART VI	50

19. TERMINATION OR PARTIAL TERMINATION OF THE SCHEME	50
19.1 Termination of liability by the employers	50
19.2 Events leading to winding-up	50
19.3 Winding-up	50
19.4 Policies of assurance on winding-up	53
19.5 Partial winding-up	53
19.6 Transfer to a Receiving Scheme	54
19.7 Continuation as a “closed fund”	54

FIFTH DEFINITIVE TRUST DEED                                                 [SEAL]
DATED: 1st APRIL 2003
PARTIES
1.	BIWATER plc of Biwater House Station Approach Dorking Surrey RH4 1TZ

(“The Principal Employer”)

2.	TERENCE WILLIAM ALBERT BARKER of “the Willows”, 20 Holme Park, Upper Newbold, Chesterfield, Derbyshire S41 8XB NORMAN ERIC DODD of 5 Ashworth Avenue, Urmston, Manchester M41 8TH JOHN ERNEST ALFRED KERSLAKE of Ivy House, Stack Hills Road, Todmorden, OL14 5QW ANTHONY JOHN READ of 4 Hazlemere Drive, St Leonards, Ringwood, Hants and BARRY SHORT of 15 Rimbury Way, Christchurch, Dorset BH23 2RQ

(“the Trustees”)
RECITALS
A.	This Deed is supplemental (inter alia) to two editions of a Fourth Definitive Trust Deed called the “Main Edition” and the “Water Companies Edition” respectively (together called “the Old Trust Deed”), both with Rules attached (together called “the Old Rules”) and made on 5th May 1998, as subsequently altered by Deeds of Amendment made on 18th April 2000 (to the Main Edition) and on 14th May 2001 to both editions.

B.	The Old Trust Deed and the Old Rules, as subsequently altered, sets out the current provisions of the retirement benefits scheme now known as the Biwater Retirement and Security Scheme (“the Scheme”).

C.	The Trustees may with the consent of the Principal Employer alter all or any of the provisions of the Old Trust Deed and the Old Rules in accordance with Clause 24 of the Old Trust Deed. In particular the Trustees wish to amend the terms of the Scheme in relation to Members in Service whose Normal Retiring Dates have not yet occurred so that with effect on and from 1st April 2003:
(i)	For members other than Special Water Members and ex-WCAPS Members, accrual of benefits in respect of Pensionable Service on and from that date is on a money purchase basis, although benefits in respect of Pensionable Service before that date will continue to be based upon the Member’s Final Pensionable Salary at the date on which Pensionable Service ceases; and

(ii)	Employments to which the Scheme relates will cease to be contracted-out employments on and from that date other than the Water Company (and then only in relation to ex-WCAPS Members and Special Water Members)

D.	(i)	Rule 19.3 of the Old Rules contained the statutory order of priority required by the 1995 Act (in the event of the Scheme’s winding up) in relation to such assets as relate to the minimum funding requirement,

	(ii)	However, the Scheme’s own priority order (as appeared in the two editions of the Third Definitive Trust Deed and Rules dated 9th March 1992) which should apply to the assets (if any) remaining after the operation of the said statutory priority order was not included in the Old Rules

	(iii)	In the opinion of the Scheme’s legal advisers, in the absence of a certificate from the Actuary, the change described in (ii) above is void in accordance with Section 67 of the 1995 Act, and to the extent that it is not overridden by the statutory priority order, the Scheme’s priority order shall be restored.
E.	Except in relation to the change described in D above, the Actuary to the Scheme has provided a certificate under Section 67 of the 1995 Act stating that in his opinion the modifications made to the Scheme by this Deed and Rules do not adversely affect any Member in respect of his entitlement or accrued rights. This certificate is contained in Appendix 3.
OPERATIVE PROVISIONS
1.	GENERAL

1.1	Application
(a)	In accordance with their powers recited under C above and subject to paragraphs (b) and (c) below the Trustees and the Principal Employer hereby cancel the provisions of both the Old Trust Deed and the Old Rules (as previously varied) with effect from 1st April 2003 and replace them from that date with this Trust Deed as described in (b) and (c) below and the revised Rules attached hereto in respect of all Members, except that where a person ceased to be a Member before that date the Member’s benefits shall be determined in accordance with the Old Rules (as amended).

(b)	This is one of two editions constituting the Trust Deed and the Rules for the Scheme. It relates only to ex-WCAPS Members. It is intended to execute a further edition of this Deed and the Rules at the same time as this Deed is executed which will set out the definitions, membership requirements, contributions, benefits and other provisions relating to Members other than ex-WCAPS Members, but will otherwise be the same and will be called the “Main Edition”.

(c)	The Main Edition and this Edition (which will be called the “ex-WCAPS Edition”) will together constitute the Trust Deed and the Rules of the Scheme.

(d)	Nothing in this Trust Deed or the Rules shall operate so as to invalidate or affect any act or the exercise of any power, discretion or right before the date of this Deed by any of the Employers and the Trustees.
1.2	Purpose

The purpose of the Scheme is for the provision of relevant benefits as defined in Section 612(1) of the 1988 Act.

1.3	Context

The definitions used in Rule 1 of the Rules shall also apply to this Trust Deed.

Reference to a particular Act or Order includes any amendment or replacement to that Act or Order and includes any regulations made under it.

1.4	GMP Provisions

While there are any GMPs in respect of a Member under the Scheme the GMP Provisions will form part of the Rules and will have effect in accordance with Rule 2 of the GMP Provisions, but only in respect of Pensionable Service whilst a member of the Scheme from 6th April 1978 to 5th April 1997 (inclusive).

1.5	Contracting out on and after 6th April 1997

In respect of Pensionable Service from 6th April 1997 the Scheme shall, where the 1993 Act and the 1995 Act requires, provide benefits at least equal to the Member’s protected rights in accordance with the 1993 Act.

While there are any Protected Rights in respect of a Member, the Protected Rights Provisions of Appendix 2 will have effect in accordance with Rule 3 of the Protected Rights Rules.

For the avoidance of doubt the Protected Rights Rules shall only apply in respect of the Member’s Protected Rights except for Rules 1 and 9 therein.

1.6	Safeguarded Rights

Where the Trustees have granted benefits under the Plan arising from a Pension Sharing Order
(a)	in accordance with Rule 5.10, or

(b)	in respect of a transfer under Rule 15

the Member or Former Spouse will be entitled to safeguarded rights (as defined in Section 68A of the 1993 Act) under the Scheme in so far as such benefits are derived from contracted-out rights (as defined in Section 68A(5)). The Trustees shall comply with all legislation dealing with such safeguarded rights (and may exercise any options allowed under such legislation) and the Trust Deed and the Rules shall be deemed to be modified accordingly.

This sub-rule overrides any inconsistent provisions elsewhere in the Scheme except provisions which are necessary in order that Inland Revenue approval is not prejudiced.

This sub-rule overrides any inconsistent provisions elsewhere in the Scheme except provisions which are necessary in order that Inland Revenue approval is not prejudiced.
2.	CONSTITUTION OF THE FUND

2.1	The Fund is divided into two sections; the Water Company Sub-Fund and the Main Fund;

2.2	all additional voluntary contributions made on a money purchase basis by ex-WCAPS Members under Rule 14.2 are held in the AVC Sector of the Water Company’s Sub Fund.

2.3	in addition to the Appropriate Assets, the Water Company Sub-Fund shall also comprise the contributions made by the relevant Water Company and the ex-WCAPS Members and Special Water Members they employ (together with any further assets transferred thereto from any Approved Arrangements other than WCAPS under Rule 15) and any income and gains arising from the Appropriate Assets and the said contributions and further assets

2.4
(i)	all liabilities in respect of each Water Beneficiary and the ex-WCAPS Members and Special Water Members shall be met from the Water Company’s Sub-Fund (other than additional voluntary contributions made by the Member on a money purchase basis), and

(ii)	all liabilities to other beneficiaries under the Scheme shall be met from the Main Fund although for the avoidance of doubt the terms of admission to membership, contributions and benefits of Members employed by the Water Company will be those applicable to them under the Main Edition.

2.5	At the end of the Guarantee Period or at any time afterwards the Trustees may merge the Water Company Sub-Fund with the Main Fund, with the consent of the Principal Employer.

3.	ADMINISTRATOR
Unless the Trustees decide otherwise in accordance with Clause 8, the Trustees shall be the administrator of the Scheme for the purposes of the 1988 Act.

4. OBLIGATIONS OF EMPLOYERS
The Principal Employer and the Associated Employers shall at all times until the determination of the trusts of the Scheme observe all the terms of the Scheme and will punctually pay or arrange to be punctually paid to the Trustees (or as the Trustees shall direct) all contributions and other moneys which under the Scheme are due to be paid by the Employers respectively.
5. VESTING OF TRUST PROPERTY
All property belonging to the Fund shall vest in the Trustees and the general management and administration of the Scheme shall vest in the Trustees.
6. ACTUARIAL REVIEWS
6.1	Valuations

The Trustees will obtain valuations of the Scheme from the Scheme Actuary in accordance with the 1995 Act. In particular:
(a)	the effective date of each valuation shall not be later than 3 years after the effective date of the previous one, or at such shorter intervals at which they may be required to do so by the 1995 Act; and

(b)	each valuation shall be obtained not more than 1 year after its effective date.
6.2	Deficiency

Subject always to the relevant provisions of the 1995 Act, if the valuation reveals a deficiency each Employer shall in respect of Members in its Service make such payments as the Principal Employer in consultation with the Trustees shall decide (having obtained Actuarial Advice) are necessary to ensure that the Scheme is solvent.

6.3	Surplus

Where the valuation reveals a surplus which in terms of the 1988 Act would need to be reduced, the Principal Employer in consultation with the Trustees shall submit proposals to the Inland Revenue to reduce the surplus within a time scale acceptable to the Inland Revenue.
7. DETERMINATION OF QUESTIONS BY THE TRUSTEES
Subject to the powers conferred by the Scheme on the Employers the Trustees may determine, as they consider just, all questions and matters of doubt arising under the Scheme. Any such determination whether (i) made upon a question actually raised or (ii) implied in the acts or proceedings of the Trustees, shall so far as the law permits be conclusive and neither the Trustees nor any of the Employers shall be liable for (or for the consequences of) any act, payment or omission arising from any such determination, even though it is subsequently found to have been a mistake.

8.	INVESTMENTS AND BORROWING

8.1	Right to invest

The Trustees may invest any of the Fund in or upon the security of any property anywhere, whether or not income producing, or involving liability, or with any Authorised Insurer with the same unrestricted powers of investment and of varying and transposing investments in all respects as if they were entitled to the Fund beneficially.

8.2	Land etc.

Any land or buildings or any interest in land or buildings acquired shall if and so far as the local law allows and unless the Trustees otherwise decide be held upon trust for sale with power at their discretion to postpone the sale.

8.3	Borrowing

The Trustees may borrow money on any terms and conditions and charge the whole or any part of the Fund.

8.4	Deposits etc.

The Trustees may retain or place any moneys on deposit or current account with any bank or with any corporation or society of good standing for any period as they think fit, and shall not be chargeable in respect of any interest on any such moneys in excess of the interest (if any) actually paid or credited thereon.

8.5	Nominee

Any investments of the Fund may be held in the name of the Trustees or of any body corporate appointed by the Trustees for the purpose and any such appointment may be upon such terms as to remuneration and other matters as the Trustees determine and the Trustees may vary or revoke any such appointment.

8.6	Underwriting

The Trustees may underwrite or sub-underwrite and enter into any agreement for underwriting or sub-underwriting any investments or securities.

8.7	Joint ventures

The Trustees may participate in any investment or venture jointly with any other party or parties (including the commingling of all or part of the Fund with the funds of any other scheme of the Employers subject to the consent of the Inland Revenue) whether the interest of the Trustees is that of partner or of trustee holding the same upon trust for sale or otherwise. The interest of the Trustees in the investment or venture may be a minority or a majority interest.

8.8	Futures and traded options

The Trustees may enter into contracts in the course of dealing in financial futures quoted on any recognised futures exchange (as defined in Section 155(3A) of the Capital Gains Tax Act 1979) or options. For this purpose an option means a share, stock, debenture, or index option in terms of which there is a right exerciseable within a specified period, at the option of the holder of the right, to acquire and dispose of the share, stock, debenture or index at a specified price. Debentures include debentures, stocks and bonds, whether constituting a charge on assets or not, and loan stocks or notes.

8.9	Restrictions on “self-investment”

The Trustees shall not invest any part of the Fund directly or via a nominee in any of the following investments:
(i)	investments in or connected with shares or other securities of any of the Employers or any person, firm or company connected with or an associate of any of the Employers

(ii)	loans to Members, any of the Employers or any person, firm or company connected with or an associate of any of the Employers
For the avoidance of doubt “direct investments” shall include investment of a segregated portfolio by an investment manager but shall exclude investments in pooled managed funds.
8.10	Appointment of investment manager

The Trustees may
(a)	appoint an investment manager or managers and shall do so where the Fund includes “investments” for the purposes of the Financial Services Act 1986; and

(b)	delegate such powers and duties to them under the terms of Clause 8 as they consider proper;
The Trustees shall take all reasonable steps to satisfy themselves that
(i)	the investment manager has the appropriate knowledge and experience for managing the investments of the Scheme; and

(ii)	the management of the investments is being carried out competently and in accordance with the requirements of the 1995 Act.
8.11	Statement of investment principles

In consultation with the Principal Employer, the Trustees shall prepare, maintain and revise from time to time a statement of investment principles governing their decisions in relation to the Fund, and in relation thereto shall obtain written advice from a person who is reasonably believed by the Trustees to be qualified by his ability in and practical experience of financial matters and to have the appropriate knowledge and experience of the management of the investments of such schemes.

The statement shall contain the following details:
(a)	the type of investments to be held

(b)	the balance between the different types of investments

(c)	the expected return on the investments

(d)	the realisation of investments

(e)	such other matters as may be required by the 1995 Act.
9. RECEIPTS AND PAYMENTS
The Trustees may make such arrangements as they think fit for dealing with receipts and discharges under the Scheme and may give vary and revoke instructions as to the custody and disposal of any securities and as to the giving of receipts and discharges for payment in connection with the Scheme.
10.	APPOINTMENT, REMOVAL, AND NUMBER OF TRUSTEES

For the purpose of the whole of this Clause 10, “Trustee” shall either mean an individual, or a director of a corporate body, where such body is the sole trustee of the Scheme.

10.1	Appointment, removal and retirement
(a)	The statutory power of appointment and removal of trustees shall be exercisable by deed and except to the extent provided in Clause 10.2 below shall be vested in the Principal Employer.

(b)	The number of Trustees shall not except in the case of a body corporate acting as a sole trustee be less than three. If the number of Trustees falls below three, the surviving or continuing Trustee or Trustees may act as the trustees in cases of emergency pending the appointment of the additional Trustees.

(c)	Any trustee may retire at any time by giving notice in writing to the Principal Employer.

(d)	On appointment, removal, or retirement of a trustee (or where a person automatically ceases to be a member-nominated trustee under The Occupational Pension Schemes (Member-nominated Trustees and Directors) Regulations 1996 (“the MNT Regulations”) in relation to Clause 10.2), the Principal Employer and the other Trustees shall execute such documents as are necessary to reflect such appointment, removal, retirement or automatic cessation.
10.2	Members’ trustees

So far as is possible in accordance with the following provisions, and subject always to the provisions of the 1995 Act and the MNT Regulations then unless
(a)	the Scheme falls within any of the categories set out in Regulation 4 of the MNT Regulations; or

(b)	the Trustees have implemented alternative arrangements in accordance with Clause 10.3 below then where the 1995 Act so requires, a minimum number of the Trustees shall be selected to serve as Member-nominated Trustees from time to time, and for such period, in accordance with the MNT Regulations.
10.3	Alternative arrangements

If the Principal Employer wishes to implement arrangements in relation to the trusteeship of the Scheme other than under Rule 10.2, they may do so in accordance with either Section 17 or Section 19 of the 1995 Act, and the MNT Regulations, subject to the consultation procedures and approval by the Members, as detailed therein.

10.4	Remuneration

Any professional trustee may receive remuneration for acting as a trustee and for services to the Scheme as may be agreed upon between the trustee and the Principal Employer. Any trustee or director of a corporate trustee may be reimbursed from the Fund for expenses incurred in the course of carrying out their duties.

11.	ADMINISTRATIVE POWERS OF TRUSTEES

11.1	The Trustees may make regulations, other provisions or decisions (not being inconsistent with the Trust Deed or the Rules) as they think fit relating to any matter or thing not provided for under the Trust Deed or the Rules. The Trustees may also vary or revoke any regulation, provision, or decision and any regulation, provision, or decision shall have effect according to its terms.

11.2	In particular and without prejudice to the generality of sub-clause 11.1 above the Trustees may exercise the powers conferred on them by it for all or any of the following purposes:
(a)	to make special provision for Members all or any part of whose Service is or has been in substance performed outside the United Kingdom including:

(i)	such provision as is in the opinion of the Trustees necessary for compliance with or approval or recognition for any purpose under the laws of the place where such Service is or has been performed

(ii)	provision that a period of Pensionable Service which is or has been so performed shall be deemed to be a period of Pensionable Service of longer duration than it actually is or that any such period which is or may be pensionable under another retirement benefits scheme shall be deemed not to be a period of Pensionable Service or to be a period of Pensionable Service of shorter duration than it actually is and

(iii)	the variation in relation to any such Member of the definition of Normal Retiring Date and his total or partial relief from liability to contribute to the Fund with or without reduction of benefits.
(b)	to require evidence of the truth of any statement and the notification of any information relevant to the Scheme; and

(c)	if any person does not comply with any such requirement or a requirement of or made pursuant to the Rules to forfeit reduce or withhold all or any part of the benefit payable to or in respect of that person, subject to the GMP Provisions and the Protected Rights Provisions.
12.	POWERS OF TRUSTEES AS TO EVIDENCE

12.1	The Trustees may accept any information supplied them by any of the Employers with respect to any matter relevant to the Scheme and which they reasonably suppose to be within the knowledge (either directly or as a result of any enquiry) of such Employer as conclusive evidence of the matter to which it relates.

12.2	The Trustees may assume without requiring any evidence thereof that a person is or was ordinarily resident at any material time with his or her spouse or that a person is or was dependent at any material time on another for the provision of all or any of the ordinary necessaries of life.
13. POWER OF DELEGATION
The Trustees may delegate (by power of attorney or otherwise) to any person or persons or fluctuating body of persons (whether or not a Trustee hereof) all or any of the powers duties discretions vested in them hereunder and any such delegation may be on such terms and conditions as the Trustees think fit (including the power to sub-delegate) and the Trustees shall not be bound to supervise the proceedings of or be in any way responsible for any loss incurred as a result of any default of any delegate or sub-delegate.
Any delegation by the Trustees of their powers under Clause 8 of this Deed among the Trustees may only be made to two or more of their number.

14.	POWER TO INSURE

14.1	Insurance of assets

The Trustees may insure any assets of the Fund against damage or depreciation or any other insurable risk.

14.2	Trustees Insurance

The Trustees may insure the Fund against any loss caused by the Trustees or any of their delegates. They may also insure themselves and any delegates against liability for breach of trust not involving (a) their own personal conscious wrongdoing, or (b) fines imposed for criminal offences or as civil penalties under the 1995 Act. To the extent that they have obtained settlement of an insurance claim, Clause 23 shall not apply to the Trustees or the person concerned and the Trustees will not be reimbursed either by the Employers or from the Fund under Clause 18.

15.	APPOINTMENT OF OFFICERS
The Trustees shall appoint the Scheme Actuary and an auditor to the Scheme from time to time.
The Trustees may appoint other professional advisers, agents, and staff on such basis as they think fit.
The Trustees shall also have power to revoke or vary the appointment.
16.	PROCEEDINGS OF TRUSTEES

16.1	A majority of the Trustees surviving and resident in the United Kingdom and capable of acting at the time shall be capable of acting and binding the Trustees whether acting at a meeting of the Trustees or otherwise.

16.2	The Trustees shall cause minutes of all proceedings and of all resolutions of the Trustees to be entered in books to be kept for the purpose and any such minute if purporting to be signed by the person who presided over the meeting at which the proceedings took place or who presides over the next following meeting shall be sufficient evidence of the matters to which it relates. At every such meeting two trustees shall form a quorum. However, where there are less than three present any decision must be unanimous.

17.	RECORDS TO BE KEPT BY THE TRUSTEES
The Trustees shall keep or cause to be kept a complete record of all matters essential for the working of the Scheme and to satisfy the requirements of the 1995 Act and shall also keep accounts to show the position of and dealings with the Fund and the amounts contributed to it. The records and accounts shall be available for inspection by or on behalf of the Principal Employer at any time.

18. EXPENSES OF ADMINISTRATION
18.1 There shall be payable out of the Fund (subject to the approval of the Trustees) stamp duties, fees and other expenses of or incurred in connection with the investment or management or realisation of the investments of the Fund together with fees and expenses of the Trustees which properly relate to the administration and running of the Scheme (including the reasonable traveling expenses of the Trustees attending meetings of the Trustees and the reasonable expenses of the Trustees attending courses which are relevant to their obligations under the Scheme).
18.2 Subject to Clause 18.1, the Employers shall pay in such proportions as are determined from time to time by the Trustees to be appropriate (having regard to the Members employed by each of them) the amount of all expenses incurred in connection with the execution or variation of the Trust Deed and the administration of the Scheme and the Fund and a certificate by the Trustees as to the amounts of the expenses incurred and as to the proportions in which they are payable by the Employers shall be conclusive evidence as to the liability of the Employers to pay the expenses in the same proportions.
18.3 Unless the Trustees and the Principal Company decide otherwise Clauses 18.1 and 18.2 shall be read and construed as if they applied separately to the Water Company Sub-Fund or the Water Company (as the case may be) except where any particular fee cost charge or expense which is not borne by the Employers relates to the whole of the Scheme, in which case it shall be borne by the Water Company Sub-Fund in the proportion which the number of Members employed by the Water Company bears to the total number of Members.
18.4 Where permitted by law, the Trustees may recover any expenses arising from a Pension Sharing Order from a Member or a Former Spouse (whether by a reduction in benefits under the Scheme or otherwise).
19. PROFESSIONAL ADVICE
The Trustees may in relation to this trust deed and the Rules act on the advice or opinion (whether or not obtained by them) of any lawyer broker Actuary accountant medical practitioner or other professional person and shall not be responsible for any loss occasioned by so acting.
20. EXERCISE OF POWERS ETC.
20.1 No decision of or exercise of a power by the Trustees shall be invalidated or questioned on the ground that the Trustees or any of them or any director or officer of any body corporate being a trustee hereof had a direct or indirect interest in such decision or in the exercise of such power
20.2 A Trustee or any director or officer of a body corporate being a trustee hereof who is or has been a Member shall be entitled to retain for himself any benefit to which he is entitled by virtue of such membership.

21. EXERCISE OF DISCRETION
Every discretion or power hereby conferred on the Trustees shall be an absolute and uncontrolled discretion or power and no trustee shall be held liable for any loss or damage occurring as a result of his concurring or refusing or failing to concur in an exercise of any such discretion or power.
22. PROTECTION OF PERSONS DEALING WITH THE TRUSTEES
No person dealing with the Trustees shall be concerned to enquire whether any power purported to be exercised by the Trustees is exercisable or as to the necessity or expediency of any term of such dealing or as the propriety or regularity thereof or to see to the application of any moneys paid to the Trustees and in the absence of fraud on the part of such persons such dealing shall so far as regards the safety and protection of such person be deemed to be within the powers of the Trustees and to be valid and effectual accordingly.
23.	GENERAL INDEMNITY

23.1	No Trustee shall as a trustee of the Scheme or in respect of the exercise of his rights or powers hereunder incur any personal responsibilities or be liable for anything whatever except for either of the following:
(a)	breach of trust knowingly and intentionally committed by the trustee; or

(b)	where negligence is proven against a professional trustee.
Except as described in (a) and (b) above, the Principal Employer shall indemnify the Trustees and each of them against any claims costs loss damages and expenses which they or he may pay or incur which may be made against them or him in connection with the carrying out of the trusts hereof or anything herein contained. To the extent that indemnification is not received from the Employers the Trustees shall be indemnified from the Fund to the extent that the 1995 Act will allow.

The indemnity shall include the liability of the Trustees for the remuneration of, and all or any claims costs loss damages and expenses which they may incur by action of any Secretary or other person lawfully appointed by them for the carrying out of the purposes of the Trust Deed and the Rules. Each Associated Employer shall indemnify the Principal Employer for the same proportion of the liability as the Associated Employer’s contributions to the Scheme bear to the total contributions paid by the Employers to the Scheme.
23.2	The Trustees shall not be liable if the assets of the Scheme are insufficient to pay the benefits specified therein whether by reason of the contributions payable being insufficient or by reason of a failure to pay contributions or by reason of any loss or depreciation of the assets of the Scheme and the Trustees shall not be under any obligation to institute (but shall not be precluded from instituting) proceedings against the Employers for failure to pay any amounts due hereunder.

24.	POWER OF ALTERATION
Subject to the GMP Provisions and the Protected Rights Provisions, the Trustees may with the consent of the Principal Employer at any time (a) by deed alter any of the provisions of this Deed or (b) by deed or by any resolution effected under hand by the Trustees and the Principal Employer alter all or any of the provisions of the Rules. However, the alteration may not be made if.
(i)	it would operate so as to prejudice materially without his written consent the rights or interests of any person already a Member or any person receiving benefit by virtue of any deceased Member insofar as they concern benefits secured in respect of Service prior to the date of such alteration or

(ii)	it would result or be capable of resulting in a Member whose Pensionable Service is terminated before the date of the alteration being treated less favourably than would have been the case had there been no such alteration.
Notice in writing of any such alteration shall be given to every Member who will be affected.
25.	ASSOCIATED EMPLOYERS
The Trustees shall at the request of the Principal Employer admit to participation in the Scheme as an Associated Employer any employer who becomes directly or indirectly controlled by or otherwise associated with the Principal Employer.
The said employer shall execute a Deed of Adherence with the Trustees and the Principal Employer and shall covenant, among other things, to observe the provisions of the Scheme from time to time. The consent of the Board of Inland Revenue to the employer’s participation shall be obtained.
26.	NEW PRINCIPAL EMPLOYER
Any of the Employers or holding company may agree with the Trustees to take the place of the Principal Employer for all the purposes of the Scheme unless this would prejudice Inland Revenue approval. The consent of the Principal Employer will be necessary unless it has been dissolved.
27.	DISPUTE RESOLUTION
The Trustees shall institute and operate procedures for the resolution of disputes in accordance with section 50 of the 1995 Act between the Trustees and other “prescribed persons” as defined in the 1995 Act. In particular:
(a)	an application by a complainant for a decision by the Trustees in accordance with the 1995 Act shall be accompanied by particulars laid down by Regulation 4 of The Occupational Pensions Schemes (Internal Dispute Resolution Procedures) Regulations 1996 (“the Dispute Regulations"). For the purposes of this Clause reference to a complainant shall also include the complainant’s representative, if applicable.

(b)	notice of a decision shall be issued in writing to the complainant by the Trustees within 2 months of the date on which the particulars under (a) above were received. The notice shall include such information required by Regulation 5(2) of the Dispute Regulations

(c)	the complainant may make a further application to the Trustees for the reconsideration of the decision under (b) above within 6 months of the date of that decision, accompanied by the particulars laid down by Regulation 6(2) of the Dispute Regulations

(d)	notice of a further decision shall be issued to the complainant in writing by the Trustees within 2 months of the date on which the particulars under (c) above were received. The notice shall include such information required by Regulation 7(2) of the Dispute Regulations

(e)	If under (b) or (d) above written notice is not issued to the complainant within the prescribed period, an interim reply must immediately be sent by the Trustees to the complainant setting out the reasons for the delay and an expected date for issue of the decision.

EXECUTED as a deed on behalf of
BIWATER PLC by
Director /s/ D. L. Magor
Secretary /s/ Martin Robert Anthony Duffy
SIGNED AND DELIVERED as a Deed by
TERENCE WILLIAM ALBERT BARKER /s/ T. Barker
in the presence of
Witness D. Barker

Address The willows
               20 Holme Park Ave
               Chesterfield S41 8XB
SIGNED AND DELIVERED as a Deed by
NORMAN ERIC DODD /s/ Norman Eric Dodd
in the presence of
Witness Anthony V. Williams

Address Lyneroft, Greenfields Lane
              Rowton, Chester, Chesitire CH3 GA4
SIGNED AND DELIVERED as a Deed by
JOHN ERNEST ALFRED KERSLAKE /s/ John Ernest Alfred Kerslake
in the presence of
Witness Anthony V. Williams
Address Lyncroft, Greenfields Lane
              Rowton, Chester, Chesitire CH3 GA4

SIGNED AND DELIVERED as a Deed by
ANTHONY JOHN READ /s/Anthony John Read
in the presence of
Witness Sarah Snow
Address 9 Delton
                29 Wellington Rd Bournemouth
                Dorset BH8 8JH
SIGNED AND DELIVERED as a Deed by
BARRY SHORT in the presence of /s/ Barry Short
Witness Christina Rose
Address 4 Yaglemere Drive
               St. Leonards
               N. Ringwood
               Hunts PO424 2 NB

RULES
PART I
1.	DEFINITIONS
“Actuarial Advice” means whichever is appropriate of
(i)	advice given by the Scheme Actuary in relation to the Scheme Actuary’s duties in accordance with the 1995 Act; or

(ii)	advice given by any Actuary in circumstances other than those under (i) above.
“Actuary” means the Scheme Actuary, or any other Fellow or a firm of Fellows of the Institute of Actuaries or of the Faculty of Actuaries in Scotland.
“Appropriate Assets” means the assets equal in value to the value of the sub-funds under WCAPS which were transferred to the Scheme.
“Associated Employer” means any employer who executes a deed of adherence in accordance with Clause 25 of the Trust Deed.
“Authorised Insurer” means:
(a)	any insurance company to which Part II of the Insurance Companies Act 1982 applies and which is authorised by or under Section 3 or 4 of that Act to carry on ordinary long-term insurance business as defined in that Act, or

(b)	an EC company as defined in Section 2(6) of the Insurance Companies Act 1982 which satisfies the requirements of Section 659B of the 1988 Act.
“the AVC Sector” means a segregated part of the Main Fund in which monies arising from additional voluntary contributions made by ex-WCAPS Members and Special Water Members on a money purchase basis under Rule 14.2 are held.
“BDWC” means Bournemouth & District Water Company.
“BWHW” means Bournemouth and West Hampshire Water Company PLC.
“Calculation Year” means the year ending on the day on which the Member ceases to be in Pensionable Service or dies (or the total of 365 days before the day on which the Member ceases to be in Pensionable Service or dies in which contributions were made, or deemed to be made by or for the Member if the Member was absent from work without pay not through injury or illness).
“Cash Death Benefit” means a sum of three times the Member’s Pensionable Earnings at the date of death.

“Child” means a Member’s child (including an adopted child or step-child or illegitimate child, and a child “en ventre sa mere”) under age 17 or who has been in full-time education or vocational training for at least two years, or any child of the Member aged 17 or over who became permanently ill or disabled either before reaching that age or whilst in full-time education or vocational training. A child who is married or in a relationship which in the opinion of the Trustees closely resembles marriage shall not be a Child.
“Death Benefit” means any one or more of the Cash Death Benefit, or the spouse’s and children’s benefits payable on a Member’s death in Pensionable Service under Rule 5.4.
“Dependant” means a Member’s spouse or any other person who in the opinion of the Trustees was financially dependent on the Member or dependent on the Member because of disability, at the date of the Member’s death or retirement; subject to the following:
(a)	a Member’s child (including an adopted child) shall initially be classed as a Dependant until reaching age 1$ or later if dependent on the Member due to disability, or continuing to receive full-time educational or vocational training after that age; any other child may be treated as a Dependant in the same way except that initially the child must be also be financially dependent on the Member or dependent on the grounds of disability; and

(b)	an unmarried partner of the Member or other person, whether of the same or opposite sex, may qualify as a Dependant if the person relied upon the Member’s income to maintain their standard of living, including a person whose standard of living was dependent upon the joint income of themselves and the Member prior to the Member’s death.
“the Employers” means the Principal Employer and any one or more Associated Employers as the context decides, and for any person is the Employers with whom he is in Service.
“Final Pensionable Earnings” means the aggregate of
(i)	a Member’s Pensionable Earnings for the Calculation Year; and

(ii)	the amount (if any) by which the Member’s Pensionable Earnings in either twelve month period of the two twelve-month periods during the 2 years before the Calculation Year (whichever gives the greater amount) exceeds the amount described in (i) above.
If a Member was not in Pensionable Service for the whole Calculation Year the Trustees will calculate Final Pensionable Earnings in a manner which they consider equitable and which is consistent with Inland Revenue approval.
If the Employers certify to a Member within 12 months of a reduction in his Pensionable Earnings that the reduction is due to a material change in circumstances then:
(a)	if the reduction occurred during the 5 years ending on the last day of the Calculation Year, the Member may give notice in writing not later than one month after being notified of his entitlement to a benefit under the Scheme that Pensionable Earnings will be the amount received in any 1 of the last 5 years; or

(b)	if the reduction occurred during the 13 years ending on the last day of the Calculation Year, the Member may give notice in writing not later than one month after being notified of his entitlement to a benefit under the Scheme that (or his Employer may, if the Member is dead, determine that) Pensionable Earnings will be the average of the Member’s Pensionable Earnings during any 3 consecutive years in that 13-year period.
Where a Member’s Final Pensionable Earnings is calculated by reference to any year other than the Calculation Year, Pensionable Earnings for any year will be increased in line with increases in pensions under the Pensions (Increase) Act 1971 from the last day of that year up to the last day of the Calculation Year.
“Former BDWC Member” means an ex-WCAPS Member who was employed by BDWC on 30th June 1994 and by BWHW on 1st July 1994, and was in Pensionable Service on both dates.
“Former Spouse” means an individual to whom a pension credit has been allocated following a Pension Sharing Order in accordance with Chapter I of Part IV of the 1999 Act.
“Former WHWC Member” means an ex-WCAPS Member who was employed by WHWC on 30th June 1994 and by BWI-IW on 1st July 1994, and was in Pensionable Service on both dates.
“the Fund” means all contributions paid to the Trustees and the assets, and any income arising from the assets, representing the contributions as described in Clause 2 of the Trust Deed.
“GMP” means guaranteed minimum pensions as described in the GMP Provisions.
“GMP Provisions” means the GMP Provisions contained in Appendix 1 to the Rules, as amended from time to time.
“Guarantee Period” in relation to the Water Company Sub-Fund means the period commencing on 1st June 1991 and ending on 31st July 2025.
“Incapacity” means physical or mental deterioration of health to a degree which in the opinion of the Employers prevents the Member from following his normal employment or severely impairs his earning capacity.
“Index” means the Government’s Index of Retail Prices.
“Inland Revenue approval” means treatment of the Scheme as an exempt approved scheme within the meaning of the 1988 Act.
“Main Fund” means the part of the Fund excluding the Water Company Sub-Funds.
“Maximum Trivial Amount” means a pension from the Scheme to a Member or Dependant which when added to the pension value of all benefits (before any commutation) under Associated Schemes (as defined in Part VII) does not exceed £260 or any other amount applicable under the 1993 Act.

“Member” means a person who has joined the Scheme, subject to the following:
(i)	a Member is no longer a Member when he leaves Pensionable Service, although he is called a Member in relation to any benefit payable in respect of him, and

(ii)	a person who has never been a Member but whose benefits have been transferred to the Scheme under Rule 15 is nevertheless called a Member in relation to any benefit payable in respect of him.
“Member’s Ill-Health Pension” means the ill-health pension which would have been provided under Rule 5.3(ii) if the Member had retired through ill-health or infirmity immediately before death based on the Member’s Pensionable Service (as increased under that Rule) at the date of death.
“Normal Retiring Date” means
(i)	the 60th birthday where a Member can complete 25 years’ Qualifying Service on or before that date, or

(ii)	the date after the 60th birthday (not being later than the 65th birthday) when the Member can complete 25 years’ Qualifying Service, or

(iii)	where the Member cannot complete 25 years’ Qualifying Service before the 65th birthday, the 65th birthday.
“Old Trust Deed” and “Old Rules” are as defined in the recitals to the Trust Deed.
“Pensionable Earnings” means the amount of a Member’s earnings from the Employers in the Calculation Year, subject to the following:
(i)	non-contractual overtime, travel subsistence allowance or other expenses incurred by the Member for the purposes of employment, payments on cessation of employment in respect of loss of holiday or in lieu of notice shall not be included in Pensionable Earnings, and

(ii)	where a Member’s annual rate of fixed salary or wages is reduced or ceases on account of Incapacity the Employers may take no account or only partial account of it if they so decide and the Member agrees, and

(iii)	director’s remuneration is excluded if the Member is not beneficially entitled to it and is under an obligation to account for them to another employer, or if the remuneration is being treated for tax purposes under Schedule D.
“Pensionable Service” means Service whilst a Member of the Scheme and WCAPS, together with such additional period (if any) before 1 April 1974 which has been notified to him in writing by his Employer.

but excluding any period
(a)	for a Member who became a member of WCAPS after 31st May 1989 in excess of 40 years credited or performed before age 65.

(b)	for any other Member in excess of 40 years credited or performed before age 60, or in excess of 45 years credited or performed before age 65.
Pensionable Service also includes maternity leave and family leave in accordance with Rule 9.2.
The Employers may decide that Pensionable Service may be deemed to continue for up to ten years except that if interruption is due to illness, or to secondment to a United Kingdom Government Department (or other work of national importance of a like nature), it may continue for such further period as the Employers decide. There must be a definite expectation by the Employers of his return to Service. Any such decision shall be consistent with Inland Revenue approval and in particular if a Member shall during interruption of Service become a member of another retirement benefits scheme no such decision shall be made in respect of any period during which he is a member of the other scheme except with the prior specific agreement of the Board of Inland Revenue.
“Pension Credit” means a credit under section 29(1)(b) of the 1999 Act.
“Pension Credit Benefit” in relation to a scheme means the benefits payable under the Scheme to or in respect of a person by virtue of rights under the Scheme attributable (directly or indirectly) to a Pension Credit.
“Pension Debit” means a debit under section 29(1)(a) of the 1999 Act.
“Pension Sharing Order” means any order or provision as referred to in Section 28(1) of the 1999 Act or Article 25(1) of the Welfare Reform and Pensions (Northern Ireland) Order 1999.
“Personal Retirement Fund” means the same as is defined in the Main Edition of the Trust deed and Rules.
“Principal Employer” means Biwater plc, subject to Clause 26 of the Trust Deed.
“Prospective Pension” means the annual amount of pension calculated at the date of the Member’s death, which would have been paid to a Member on retirement on the Normal Retiring Date, (excluding any pension attributable to Rules 14 or 15) if he had remained in Pensionable Service, based on his Final Pensionable Earnings calculated at the date of death.
“Protected Rights” means the Member’s protected rights as described in Appendix 2 to the Rules under the Member’s Protected Rights Account.
“Protected Rights Account” means an identifiable part of the Fund containing the amount which is secured in respect of a Member under the Scheme by contributions under Rules 4.1(b) and 4.2(b), having regard to any interest, investment growth, or other accumulation thereon, and any other payments made thereto.

“Qualifying Service” means the aggregate of
(i)	Service after reaching age 18, and

(ii)	service whilst a member of another retirement benefits scheme where benefits have been transferred to the Scheme
“Receiving Administrators” means the managers of a Receiving Scheme.
“Receiving Scheme” means (subject to the GMP Provisions and the Protected Rights Provisions) in relation to the transfer of benefits from the Plan a retirement benefits scheme or personal pension scheme approved or submitted for approval under the 1988 Act or any other arrangement approved for the purposes of the particular transfer by the Board of Inland Revenue or a “buy-out” policy as set out in Rule 16.3.
“Revenue Limitations” means the relevant limitations in Part VII of the Rules.
“the Scheme” means the Scheme set out in the Trust Deed and Rules including any alterations in force.
“Scheme Actuary” is a person who is qualified in accordance with the 1995 Act or any other relevant statutory provision (being a Fellow of the Institute of Actuaries or of the Faculty of Actuaries in Scotland) and appointed by the Trustees for the purposes of the Scheme under Clause 15 of the Trust Deed.
“Service” means service with the Employers.
“Special Director” means a Member who, at any time on or after 17th March 1987 and in the last ten years before retirement has been a director within the definition of sections 417(5)(b) and 612(1) of the 1988 Act.
“Special Water Member” means a Member who is employed by a Water Company, other than an ex-WCAPS Member. No new Members shall enter this category on and after 17th February 2003.
“the Trust Deed” means the deed to which these Rules are attached.
“the Trustees” means the trustees or trustee for the time being of the Scheme.
“WCAPS” means the Water Companies Association Pension Scheme.
“ex-WCAPS Member” means a person who was a member of WCAPS on 31st May 1991 and became a Member of the Scheme with effect from 1st June 1991.
“WHWC” means West Hampshire Water Company.
“Water Beneficiaries” means ex-WCAPS Members and other persons entitled or prospectively or contingently entitled to benefits from the Water Company Sub-Funds.

“Water Company” means BWHW and Cascal Services Limited, or their respective successor or successors in accordance with Rule 19.5, or such other named Employer as may be so classified from time to time at the request of the Principal Employer for this purpose.
“Water Company Sub-Fund” means during the Guarantee Period the separate and segregated sub-fund relating to the Water Company.
“Water Undertaker” means
(i)	the Water Company

(ii)	any company the main object of which is the provision of goods and services to the water industry (or any part of it) and which participates in the Scheme.
“1999 Act” means the Welfare Reform and Pensions Act 1999 or any corresponding Northern Ireland legislation.
“the 1995 Act” means the Pensions Act 1995.
“the 1993 Act” means the Pension Schemes Act 1993.
“1989 Member” means a Member who is not a pre-1989 Member.
“pre-1989 Member” means an ex-WCAPS Member who became a Member of WCAPS before 1st June 1989 and who has not opted to become a 1989 Member.
A pre-1989 Member may opt to be treated as a 1989 Member at any time before benefits commence, are bought out or otherwise transferred from the Scheme or the attainment of age 75 whichever first occurs.
“the 1988 Act” means the Income and Corporation Taxes Act 1988.
“pre-1987 Member” means a pre-1989 Member who became a Member of WCAPS before 17th March 1987 and who has not opted to become a 1989 Member.

PART II
MEMBERSHIP
2.	ELIGIBILITY
A person who was employed by a Water Company on 31st May 1991 and on that date was a member of WCAPS may join the Scheme on the basis set out in the Trust Deed and these Rules on 1st June 1991 or with effect from such later date as the Principal Employer shall agree.
Other persons employed by a Water Company may join on the basis applicable under the Main Edition.
3.	FAILURE TO JOIN AT THE FIRST OPPORTUNITY
A person described in Rule 2 who does not become a Member on the first occasion on which he is eligible or who has voluntarily ceased to be a Member whilst in Service shall be subsequently admitted or (as the case may be) readmitted as a Member only if the Principal Employer and the Trustees agree and subject to such special conditions or modifications of the terms of the Scheme as the Trustees determine and notify to him.

PART III
4.	CONTRIBUTIONS

4.1	Member’s contributions
(a)	While he is in Pensionable Service a Member will contribute to the Fund at an annual rate as follows:
(i)	for a Former BDWC Member or a manual employee who is a Former WHWC Member, 5% of the Member’s Pensionable Earnings, or

(ii)	for a non-manual employee who is a Former WHWC Member, 6% of the Member’s Pensionable Earnings.
The Member’s contributions shall cease when a Member has completed 45 years’ Pensionable Service. For this purpose any excess of Pensionable Service over 40 years completed by the Member before reaching age 60 is disregarded.

The Employers may at any time because of the illness of a Member consent to temporary suspension of the Member’s contributions.

During absence from work not regarded as termination of employment, contributions will continue to be payable during the first thirty days and during that period a Member may elect to continue payment of contributions during continued absence after the first 30 days.
(b)	the part of the Member’s contributions which, after 5th April 1997, represents the amount by which the National Insurance contributions on the Member’s earnings from the Employers are less than would have been the case if the Member’s employment was not contracted-out shall be held in the Member’s Protected Rights Account.
4.2	Employers’ contributions
(a)	The Employers will contribute to the Fund (or during the Guarantee Period in the case of the Water Company, the Water Company Sub-Fund) as the Trustees having regard (inter alia) to Actuarial Advice may from time to time requite.

(b)	The part of the Employer’s contributions under (a) above which, after 5th April 1997, represents the amount by which the Employer’s National Insurance contributions in respect of the Member are less than would have been the case if the Member’s employment was not contracted-out shall be held in the Member’s Protected Rights Account.

4.3	Payment of contributions

The Members’ contributions shall be collected from the Members by the Employers, and the Members’ and Employers contributions will be paid to the Trustees (or as the Trustees direct) in accordance with the Schedule of Contributions as required by the 1995 Act.

PART IV
5.	BENEFITS
Subject where appropriate to the GMP Provisions and the Protected Rights Provisions and Revenue Limitations, the following benefits are available from the Scheme:
5.1	Benefits on or after Normal Retiring Date

A Member who ceases to be in Pensionable Service on or after Normal Retiring Date will when he leaves Service receive the following benefits:
(i)	an annual pension of 1/80th of Final Pensionable Earnings for each complete year of Pensionable Service, plus an additional proportionate amount for each additional complete day, payable in accordance with Rule 7.1; together with

(ii)	a lump sum equal to 3/80th of Final Pensionable Earnings for each complete year of Pensionable Service together with a proportionate amount for each additional complete day.
The pension may be reduced as the Trustees decide in respect of any period during which the Member’s contributions are not fully paid.

A Member who stays in Pensionable Service after Normal Retiring Date may elect to take the lump sum benefit at Normal Retiring Date under (ii) above as if he had left at that date.

The amount of the pension shall not be less than the total of:
(a)	in respect of Pensionable Service before from 6th April 1978 to 5th April 1997 (inclusive) , the Member’s GMP; and

(b)	in respect of Pensionable Service after 5th April 1997, the amount which on Actuarial Advice could be purchased by his Protected Rights Account.
5.2	Benefit on withdrawal from Pensionable Service before the Normal Retiring Date

When a Member leaves Pensionable Service before the Normal Retiring Date then he shall be entitled to a deferred pension calculated as set out in Rule 5.1.

The benefits will be increased in the period between leaving Pensionable Service and Normal Retiring Date by the same increase as would apply to a pension subject to the Pensions (Increase) Act 1971 during that period.

Unless the Trustees otherwise decide the increases will not apply to any pension arising from Rules 14 or 15.

The deferred benefits become payable from the Normal Retiring Date (if the Member is alive) and those arising in pension form are payable to the Member as shown in Rule 7.1. However,
(i)	if the Member is unable to work before reaching the Normal Retiring Date because of ill-health or infirmity which is certified and accepted as permanent by a doctor appointed by the Employers he may opt to take the benefits immediately subject to the agreement of the Trustees, or

(ii)	in other circumstances the Member may opt to take the benefits at any time after age 50 with the consent of the Trustees. If this option is exercised the amount of the pension will be reduced as the Trustees decide to allow for the Member’s age when the benefits become payable.
subject to the part of the pension which constitutes his Protected Rights being payable no earlier than the Member’s 60th birthday.

The amount of the Member’s pension shall not be less than the total of:
(I)	in respect of Pensionable Service from 6th April 1978 to 5th April 1997 (inclusive), the Member’s GMP; and

(II)	in respect of Pensionable Service after 5th April 1997, the amount purchased by his Protected Rights Account.
The option shall not apply where the operation of the reduction would result in the Member’s pension being less than the minimum applicable under (I) and (II) above. However, if the Member asks the Trustees, they shall provide him with a pension of equal value to the pension under this Rule, (but initially of a lower annual amount calculated on Actuarial Advice) so long as the provisions of (I) above are satisfied at state pensionable age, and the provisions of (II) are satisfied when the Member reaches 60 (or the later date of retirement).

If a Member who is entitled to a deferred pension dies before the pension starts, the following benefits shall be payable:
(A)	subject to Rule 5.7 the Member’s spouse shall be entitled to a pension equal to half the Member’s benefits (including increases) calculated in this sub-rule at the date of death. However, if either
(1)	the Member’s marriage took place after he ceased to be in Pensionable Service or

(2)	at the date of the Member’s death or at the date of ceasing to be in Pensionable Service the Member was judicially separated from the spouse, or

(3)	at the date of the Member’s death the spouse is co-habiting with another partner in a relationship closely resembling marriage the spouse’s pension shall be limited to whichever is appropriate of the widow’s or the widower’s GMP.
(B)	there shall be payable by the Trustees in accordance with Rule 17 a lump sum equal to 3/80th of Final Pensionable Earnings for each complete year of Pensionable Service together with a proportionate amount for each complete day, calculated at the date of ceasing to be in Pensionable Service, but increased in the period between ceasing to be in Pensionable Service and the date of death by the same increase as would have applied to a pension subject to the Pensions (Increase) Act 1971 during that period.
5.3	Benefits on early retirement
     Subject to the provisions of paragraph (iii) below:
(i)	On grounds other than ill-health or infirmity

On retirement of a Member from Service before the Normal Retiring Date either at age 50 or over (and with the consent of the Employers if under age 60) having completed 2 years’ Qualifying Service, the Member may (by notice in writing to the Trustees before the proposed date of retirement) opt to receive immediate benefits calculated as described in Rule 5.1, reduced as the Trustees decide to allow for the Member’s age when the pension starts. This option shall not apply where the operation of the reduction would result in the Member’s pension being less than the minimum set out in (iii) below.

However, if retirement is through either
(a)	redundancy, or

(b)	in the interests of efficiency, or

(c)	in the case of a joint appointment because the other person has left employment,

the benefits will not be reduced as described in the previous paragraph.

The pension will start on the day of retirement and be paid as shown in Rule 7.1.
(ii)	On account of ill-health or infirmity

A Member who leaves Pensionable Service with at least 2 years’ Qualifying Service before Normal Retiring Date on account of ill-health or infirmity certified and accepted as permanent by a doctor appointed by the Employers, will receive immediate benefits calculated as described in Rule 5.1 but on the basis that a Member’s Pensionable Service is increased as set out in the table below:

Actual Pensionable Service
at retirement	Increase
2 years — 4 years 364 days	No increase for Former BDWC Members Doubled for Former WHWC Members

5 — 9 years, 364 days	Doubled

10 — 13 years, 121 days	Increased to 20 years

13 years 122 days or more	Additional 6 years, 243 days
          subject to the following:
(a)	Pensionable Service in the above Table excludes additional Pensionable Service secured under Rule 14 or Rule 15.

(b)	Pensionable Service increased as described above cannot exceed the maximum Pensionable Service (including the increase) the Member would have completed had he stayed in Pensionable Service until age 65 or completion of 40 years’ actual Pensionable Service, whichever would have occurred first.

Until Normal Retiring Date the Employers may from time to time require evidence of continued ill-health or infirmity and, if not satisfied, may suspend the pension for any period or periods before Normal Retiring Date or reduce it to not less than would have been paid if the first paragraph of Rule 5.3(i) had applied (but accordingly reduced if the Member has given up pension for a Dependant’s pension, and disregarding the usual age limit of 50). Subject to the above, and a minimum benefit of the amount set out in (iii) below, the pension will start on the date of retirement and be payable as shown in Rule 7.1.
(iii)	Minimum benefit payable under (i) and (ii) above

The provision of benefits under (i) and (u) above shall be subject to the following:
(a)	the part of the Member’s pension which constitutes his Protected Rights shall be payable no earlier than the Member’s 60th birthday; and

(b)	the amount of the Member’s pension shall not be less than the total of:
(I)	in respect of Pensionable Service from 6th April 1978 to 5th April 1997 (inclusive), the Member’s GMP; and

(II)	in respect of Pensionable Service after 5th April 1997, the amount purchased by his Protected Rights Account.
The option to retire early shall not apply where the operation of the reduction would result in the Member’s pension being less than the minimum applicable under (I) and (II) above.

However, if the Member asks the Trustees, they shall provide him with a pension of equal value to the pension under (i) and (ii) above, (but initially of a lower annual amount calculated on Actuarial Advice) so long as the provisions of (I) above are satisfied at state pensionable age, and the provisions of (II) are satisfied when the Member reaches 60 (or the later date of retirement).
5.4	Benefits on death in Pensionable Service
(a)	The part of the Cash Death Benefit which Revenue Limitations allow to be paid as a cash benefit will be payable by the Trustees in accordance with Rule 17 and any balance will if the Trustees so decide be applied to purchase non-commutable and non-assignable pensions payable as provided in Rule 7 for any of the Member’s Dependants

(b)	Where the Member is survived by a spouse, then subject to Rule 5.7 a spouse’s pension will be payable as follows:
(i)	a short-term pension starting on the date of death of the Member and payable for 3 months, equal to the Member’s Final Pensionable Earnings at the date of death

(ii)	a long-term pension, starting on cessation of the short-term pension, equal (where death occurs before the Normal Retiring Date) to half of the greater of the Member’s Prospective Pension or the Member’s Ill-Health Pension. Where death occurs after Normal Retiring Date the pension the Member ‘would have received under Rule 5.1 if he had retired immediately before his death based on his Final Pensionable Earnings at the date of death.

The long term pension will be payable to the spouse as in Rule 7.2.
However, if at the date of death either
(A)	the Member was judicially separated from the spouse, or

(B)	the spouse is co-habiting with another partner in a relationship (in the opinion of the Trustees) closely resembling marriage the spouse’s pension shall be limited to whichever is appropriate of the widow’s or the widower’s GMP and the pension which may be purchased by the Member’s Protected Rights Account.

(c)	where the Member is survived by Children, then subject to Rule 5.7(i) a pension will be payable for the benefit of the Children, in proportions decided from time to time by the Trustees, as follows:
(i)	where no spouse’s pension is payable under (b) above, a short-term pension starting on the date of death of the Member and payable for 3 months, equal to the Member’s Final Pensionable Earnings at the date of death

(ii)	where the Member has completed two years’ Qualifying Service a long term pension, (starting on cessation of the short term pension or on the date of death of the spouse, as the case may be), equal to one-quarter of the Member’s Ill-Health Pension for each Child up to a maximum of two. If no spouse’s pension is being paid, the children’s long-term pension will be calculated using a fraction of one-third rather than one-quarter.

The children’s long-term pension will start on the date of the cessation of the spouse’s or children’s short-term pension (as the case may be) and will be payable as provided in Rule 7.3.
5.5	Spouse’s and children’s post-retirement pensions
(a)	Where a Member dies while receiving a pension under Rule 5.1, 5.2, or 5.3 and the Member is survived by a spouse, then subject to Rule 5.7 a spouse’s pension will be payable as follows:
(i)	a short-term pension starting on the date of death of the Member and payable for 3 months, equal to the Member’s pension at the date of death

(ii)	a long-term pension, starting on cessation of the short-term pension, equal to half the Member’s pension at the date of death.

The long-term pension will be payable to the spouse as in Rule 7.1.
(b)	where the Member is survived by Children, a pension will be payable for the benefit of the Children, in proportions decided from time to time by the Trustees, as follows:
(i)	where no spouse’s pension is payable under (a) above, a short-term pension starting on the date of death of the Member and payable for 3 months, equal to the Member’s pension at the date of death

(ii)	a long-term pension, (starting on cessation of the short-term pension or on the date of death of the spouse, as the case may be), equal to one-quarter of the Member’s pension for each Child up to a maximum of two. If no spouse’s pension is being paid, the children’s long-term pension will be calculated using a fraction of one-third rather than one-quarter.

The children’s long-term pension will start on the date of cessation of the spouse’s or children’s short-term pension (as the case may be) and will be payable as provided in Rule 7.3.
5.6	Increases to pensions in payment

Each pension in payment in excess of any GMP will increase by the appropriate percentage under the Pensions (Increases) Act 1971 as if those provisions applied to the pension.

The part of the GMP that is attributable to earnings for the Tax Year 1988-89 and subsequent tax years will increase in each year by the percentage specified in any order made by the Secretary of State under the 1993 Act (which is approximately equal to the percentage rise in the cost of living in each year, with a maximum of 3% per year compound).

5.7	Special provisions
(i)	Any benefit under Rule 5 or Rule 14 may be subject to any limitations in amount or special conditions as may be imposed under any policy held in the Fund by which the benefit is provided.

(ii)	The Trustees may on the death of a Member pay all or part of any of the spouse’s benefits under Rule 5, in excess of the widow’s or widower’s GMP and the Member’s Protected Rights, to any Dependant or Dependants as they think fit.

(iii)	the spouse’s pensions will not be less than the total of
(a)	half the Member’s GMP in respect of Pensionable Service from 6th April 1978 to 5th April 1997 (inclusive), and

(b)	the amount described in 6.1 of Appendix 2 to the Rules.
5.8	Options of exchanging cash for pension and vice-versa
(i)	Exchange of cash for pension

A Member may, by notice in writing to the Trustees, elect to give up part or all of his retirement benefits which would otherwise be payable as a lump sum under Rule 5.1(ii) to provide additional pension payable when his pension is due to start.

(ii)	Commutation of Member’s pension

Where a Member becomes entitled to a pension under Rule 5 or as a result of a winding-up under Rule 19:
(a)	if the Trustees are satisfied that the Member is in exceptional circumstances of serious ill-health, or the pension (when added to the pension value of the lump sum) does not exceed the Maximum Trivial Amount, the Member may exchange the pension for a cash payment, payable on the day on which the pension was due to start or, for a deferred pension and lump sum which together do not exceed the Maximum Trivial Amount, on the winding up of the Scheme. Where the Member is receiving a pension that does not exceed the Maximum Trivial Amount (i.e., because of an increase in the Maximum Trivial Amount), the Member may exchange the pension for an immediate cash payment.

The commutation of a pension not exceeding the Maximum Trivial Amount shall be subject to the GMP Provisions and the Protected Rights Provisions.
(b)	in other circumstances the Member may, by notice in writing before retirement, subject to Revenue Limitations exchange pension for an additional cash payment payable on the day on which the pension was due to start.

A Member who stays in Service after the Normal Retiring Date may at any time between that date and actual retirement take the cash payment which would have been payable if his pension had started on the date on which the cash payment is being taken. No further benefits may be paid in the form of a cash payment unless the Trustees are satisfied that the Member is in exceptional circumstances of serious ill-health. The Trustees, if the Member so requests, may then commute the whole of any pension then payable for a cash payment.
(iii)	Commutation of Dependant’s Pension

When either
(A)	a Member commutes a pension on the grounds of triviality under (ii)(a) above, and any pensions which would otherwise be payable on his death in respect of him to a Dependant would not exceed the Maximum Trivial Amount, or

(B)	a Dependant becomes entitled to pensions under the Scheme which do not exceed the Maximum Trivial Amount, the Trustees may commute the pensions for a cash payment payable to the Dependant when the pension (or the Member’s pension) was due to start. Where the Dependant is receiving a pension that does not exceed the Maximum Trivial Amount (i.e. because of an increase in the Maximum Trivial Amount), the Trustees may commute the Member’s pension for an immediate cash payment.

The amount of any cash payment payable under this Rule (or pension exchanged for cash) shall be decided by the Trustees, in accordance with factors acceptable to the Board of Inland Revenue. The Trustees may deduct any tax to which they may be chargeable.
5.9	Part-time Service
For the purpose of calculating the pension entitlement in respect of Final Salary Service of Members under Rules 5.1, 5.2 and 5.3 who are or have been in part-time Service, the following shall apply:

(a)	Final Pensionable Earnings is:

	the appropriate amount of part-time earnings calculated in the definition of Final Pensionable Earnings in Rule 1	X	standard weekly full-time hours weekly part-time hours

(b)	Pensionable Service is the aggregate of

(i)	Pensionable Service which is full-time Service (if any), and

(ii)	Pensionable Service which is part-time Service	X	weekly part-time hours standard weekly full-time hours
For the purposes of this Rule, “part-time Service” is that part of Pensionable Service completed by a Member whilst his standard contractual working week is less than the standard contractual working week appropriate to the Member’s employment from time to time.
5.10	Pension Sharing Order

Where the benefits of a Member are subject to the provisions of a Pension Sharing Order the following shall apply -
(a)	The benefits payable to the Member in accordance with these Rules shall be reduced by the debit applicable in accordance with Section 29(1)(a) of the 1999 Act.

(b)	Any Pension Credit or Pension Credit Benefit may be discharged in any manner consistent with the 1999 Act, as determined by the Trustees. Any benefits consequently provided under the Scheme shall be treated as provided separately from any benefits provided under the Scheme for the same individual as an employee or as a spouse or Dependant of an employee. The Former Spouse shall be regarded as a Member for the purposes of the Rules to the extent considered appropriate by the Trustees.

5.11	Death of Former Spouse before implementation of Pension Sharing Order

If the Former Spouse of a Member dies before the Trustees have implemented the relevant Pension Sharing Order then subject to Revenue Limitations the Trustees shall use the cash equivalent of the Former Spouse’s benefits under the Pension Sharing Order (calculated in accordance with The Pension Sharing (Pension Credit Benefit) Regulations 2000) to provide such lump sum benefits payable in accordance with Rule 17 and pensions for the spouse or Dependants of the Former Spouse as they shall decide. For the purposes of this Rule, references to “Member” in the definition of “Dependant” shall be replaced by references to the “Former Spouse”. Any pension so payable shall be paid for life or in the case of a child of the Former Spouse may be payable for so long as the child remains a Dependant.

6.	OPTION TO SURRENDER PENSION TO PROVIDE AN ANNUITY FOR A DEPENDANT
A Member who becomes entitled to a pension under Rule 5 may surrender any part of the pension which has not been commuted under Rule 5.8(ii) to provide an annuity for a Dependant (including a spouse). The annuity must not be greater than the pension remaining payable to the Member.
The annuity will be payable as provided in Rule 7.1, starting on the day next following the date of death of the Member. The amount of the annuity shall be decided by the Trustees having regard to the amount of the pension surrendered and the ages of the Member and the Dependant.
The option is exercised by notice in writing to the Trustees, not more than two months before nor after the starting date for the Member’s pension. If before that date either the Member or the Dependant dies the notice will be cancelled. The notice must specify the amount of pension to be surrendered.
7.	PAYMENT OF PENSION

7.1	Pensions payable for life

Except for any pensions payable to Children, or the spouse’s pensions under Rule 5.4, a pension under Rule 5 or Rule 6 will be payable for life by equal monthly payments in advance (or as the Trustees decide but not less frequently than annually). The final payment will not be apportionable to the date of death.

A pension under Rule 5 or Rule 6 payable to a Dependant under age 18 will not continue after that age unless the Trustees decide and in their opinion the Dependant was in full-time education or vocational training or suffering from some disability which would have made him permanently dependent upon the Member if the Member survived; in that case the pension may continue for life.

If a Member dies before his pension has been paid for five years the Trustees shall pay a sum equal to the amount of pension which would have been payable during the remainder of the five years at the rate applicable at the date of death, in accordance with Rule 17.

7.2	Spouse’s Pensions under Rule 5.4

The spouse’s pensions under Rule 5.4 will be payable by equal monthly payments in advance (or as the Trustees decide but not less frequently than annually) during the widowhood of the person entitled to it and the final payment shall be non-apportionable to the date of death or earlier remarriage.

7.3	Children’s Pensions

Any pension payable to a Child under Rule 5 will be payable by equal monthly payments in advance (or as the Trustees decide but not less frequently than annually) until the last date for making a payment before the 17th birthday (or later if in full-time education or vocational training), or the earlier death of the last surviving Child. The final payment will not be apportionable. A Child who is or becomes wholly incapacitated will remain a Child for so long as he remains wholly incapacitated. A Child who marries or becomes involved in a relationship which in the opinion of the Trustees closely resembles marriage will not be treated as a Child.

PART V
GENERAL PROVISIONS ABOUT BENEFITS
8.	MATERNITY LEAVE AND FAMILY LEAVE
(a)	Paid maternity absence
(i)	Any paid maternity absence shall be treated as Pensionable Service and as if it is a period throughout which the Member works normally and receives the remuneration likely to be paid for doing so.

(ii)	Paid maternity absence is any period throughout which a Member is absent from work due to pregnancy or confinement and for which the Employer pays any contractual remuneration or statutory maternity pay.

(iii)	During paid maternity absence a Member shall only be required to pay contributions on the amount of contractual remuneration or statutory maternity pay actually paid for that period.
(b)	Protected unpaid maternity leave
(i)	Any protected unpaid maternity leave shall be treated as Pensionable Service and as if it is a period throughout which the Member works normally and receives the remuneration likely to be paid for doing so so long as she pays contributions based on that remuneration.

(ii)	Protected unpaid maternity leave is any period throughout which a Member is absent from work due to pregnancy or confinement, for which the Employer does not pay any contractual remuneration or statutory maternity pay but during which the Member exercises her right to maternity leave under Section 71 of the Employment Rights Act 1996 (Ordinary Maternity Leave).
(c)	Family leave
(i)	Any paid family leave shall be treated as Pensionable Service and as if it is a period throughout which the Member works normally but only receives the remuneration in fact paid for that period.

(ii)	Paid family leave is any period throughout which a Member is absent from work for family reasons and for which the Employer pays any contractual remuneration.

(iii)	During paid family leave a Member shall only be required to pay contributions on the amount of contractual remuneration actually paid for that period.

(d)	General
     A Member to whom this Rule applies:
(i)	shall be treated as remaining in Pensionable Service for the purpose of entitlement to the Cash Death Benefit during the continuance of any such paid maternity absence, protected unpaid maternity leave or paid family leave and any extension of it allowed by the Employer.

(ii)	who fails to return to work in accordance with the conditions of any legal right shall be treated as having left Pensionable Service on the later of the date when any remuneration or maternity pay stops being payable and the end of her protected unpaid maternity leave, and Rule 5.2 shall then apply.
9.	SECURING BENEFITS

9.1	Power to secure benefits

Where benefits (whether immediate, deferred or contingent) are payable under the Scheme in respect of a person (“the Beneficiary”) the Trustees may, at their discretion, either
(a)	pay the benefits directly from the Fund to or for the benefit of the Beneficiary, or

(b)	purchase or provide in the name of the Beneficiary, or in the name of a trustee for the benefit of the Beneficiary, or may assign to the Beneficiary or to the trustee, a policy with an Authorised Insurer providing benefits (whether immediate, contingent or deferred) in substitution for those benefits. The Trustees may purchase an annuity in respect of the Beneficiary from an Authorised Insurer of the Member’s choice, or if the Member does not make such a choice, from such Insurance Company as the Trustees shall nominate.
9.2	Requirements for issue of policy

The purchase or provision of the policy referred to in Rule 9.1 shall be subject to the following requirements:
(a)	The consent of the Beneficiary shall first be obtained where it is necessary so to do in order to comply with the requirements of the 1993 Act, or Inland Revenue approval.

For this purpose the consent of a Member shall be deemed to include the consent of any other person contingently entitled to benefits under the Scheme in respect of his membership.

(b)	Where a Member has completed less than 5 years’ Qualifying Service, the Trustees may at their discretion and without the Member’s consent after a period of 12 months has elapsed since the Member ceased to be in Pensionable Service, secure his benefits by buying an insurance policy or annuity contract from an Authorised Insurer. Before doing so, the Trustees must give the Member at least 30 days’ prior notice and comply in all other respects with the 1993 Act. The policy shall satisfy the conditions of Rule 16.3.
Where the Trustees have purchased, provided or assigned a policy under this Rule, they shall be discharged from any obligation to provide the benefits under the Scheme for which the benefits under the policy are in substitution.
10.	DEDUCTIONS ETC.

10.1	Deduction of tax

Tax is deducted from pensions as required by the 1988 Act and when contributions (including interest) are repaid to a Member during his lifetime, or a cash payment is made instead of any pension the Trustees may deduct the amount of any tax to which they may be chargeable.
10.2	Lien on benefits

If any or both of the following apply, namely:
(a)	the Member has caused a monetary loss to the Scheme as a result of a criminal or fraudulent act or omission; or

(b)	the Member has a monetary obligation to the Employers arising out of his criminal, negligent or fraudulent act or omission, then if the Trustees (in relation to (a)) or the Principal Employer (in relation to (b)) so require, the Member’s benefits under the Scheme (including those payable or prospectively payable in respect of him to a Dependant) which are attributable to his Pensionable Service or to a transfer to the Scheme arising from another scheme of the Employers, shall be reduced by an amount that the Trustees decide on Actuarial Advice is equivalent to the obligation. This amount will not exceed the amount of the benefits payable or prospectively payable to or in respect of the Member under the Scheme.
If the Employers request, the Trustees will pay to the Employers the amount of the obligation under (b) above, or, if less, the value of the reduction in benefits. The Member will be given a certificate specifying the amount of the obligation and of the reduction. If the amount of the obligation is disputed, no reduction will be made until the obligation has become enforceable under the order of a court or arbitrator.
No reduction will be made against any benefit attributable to a transfer to the Scheme under Rule 15, or any GMP, widow’s GMP or widower’s GMP or Protected Rights in respect of a Member.

11.	UNCLAIMED BENEFITS
Any lump sum benefit, or instalment of pension payable to or in respect of a person entitled to a pension under the Scheme, shall be forfeited if not claimed within six years after the date on which the benefit or instalment first becomes due. However, the Trustees may at their discretion pay all or part of such benefits notwithstanding that they may have been forfeited.
12.	ATTEMPTED ASSIGNMENT ETC.
Subject to the 1999 Act and the 1995 Act if a person attempts to assign or charge his benefit or if any event occurs by which his benefit would otherwise become payable in whole or in part to some other person, his entitlement to the benefit shall cease. However, the Trustees may apply the benefit for the maintenance and personal support of the first mentioned person and his Dependants as the Trustees think fit.
13.	CLAIMANTS UNABLE TO ACT
If the Trustees consider that a beneficiary is incapable of acting (by reason of illness, mental disorder, minority or otherwise) it may apply any amounts due to him for his benefit or may pay them to some other person or persons to do so. The receipt of the person to whom it pays will be a discharge. The Trustees may also make for the beneficiary any choice which he has under the Scheme.
14.	DIFFERENT BENEFITS

14.1	Discretionary Terms
At the request of the Employers and subject to the agreement of the Principal Employer the Trustees may provide
(i)	additional benefits under the Scheme for any Member

(ii)	terms for any Member or Members different from those set out in these Rules or

(iii)	benefits in respect of any other person or persons.
No increases may be made under this Rule to any short-term spouse’s or children’s pensions as described in Rules 5.4(b)(i) or (c)(i) or Rules 5.5(a)(i) or (b)(i).
The benefits will be consistent with Inland Revenue approval, and in order to provide them or (subject to the provisions of Schedule 22 of the 1988 Act) to improve the solvency of the Fund the Employers may increase their contributions under Rule 4.2.
14.2	Additional Voluntary Contributions
(a)	Subject to Revenue Limitations a Member may elect to pay additional voluntary contributions (AVCs). AVCs may be payable at such intervals which the

Trustees will allow and will be used by the Trustees to provide additional benefits as the Member decides with the consent of the Trustees, either
(i)	on a money purchase basis from the AVC Sector, or

(ii)	where the Member so elected whilst a member of WCAPS, on the basis that additional years of Pensionable Service are purchased. For the avoidance of doubt, any such benefits shall only count as Pensionable Service for the purpose of calculating the amount of the Member’s benefits payable under this paragraph.
(b)	Unless a Member started to pay AVCs under WCAPS before 8th April 1987 the benefits provided by them must be non-commutable.

(c)	If a Member dies and no application of his additional voluntary contributions has been made, the accumulated value of the contributions will be payable in accordance with Rule 17.

(d)	Where entitlement to any benefits under the Scheme arises and the amount exceeds any relevant Revenue Limitations and any of it is attributable to AVCs, the AVCs (together with any interest on them) which relate to the excess will be refunded to the Member (or failing the Member will paid to his legal personal representatives) subject first to the deduction of any tax payable by the Trustees.

(e)	The Trustees shall comply with the requirements of Regulation 5 of The Retirement Benefits Schemes (Restriction on Discretion to Approve) (Additional Voluntary Contributions) Regulations 1993 or any amendment or replacement thereof (“the AVC Regulations”) and where the Scheme is the “leading scheme” as defined in the AVC Regulations, with the requirements of Regulation 6 of the AVC Regulations so far as they concern “main schemes” as defined by the AVC Regulations.

(f)	If a Member ceases to be in Pensionable Service in accordance with Rule 5.2, the accumulated value of his AVCs shall be returned to him subject to any tax to which the Trustees are chargeable.

(g)	Any additional benefit payable in the same form as Death Benefit under this Rule is subject to Rule 5.7(i).
15.	TRANSFERS TO THE SCHEME
Subject to the following paragraphs the Trustees shall have power to accept as additions to the Fund any transfer of money, policies, investments or other assets from any Approved Arrangement (as defined below), subject in the case of a bulk transfer to the consent of the Principal Company and to Inland Revenue approval not being prejudiced. The transfer may include the whole or a specified part of the assets of the Approved Arrangements.

The transfer may be accepted by the Trustees on the basis that the Scheme will pay or provide for the payment of benefits in respect of any person who is a beneficiary or contingent beneficiary under the Approved Arrangement.
                     a Member has benefits in an Approved Arrangement which relate to a Pension Credit, the Trustees may at the request of the Member and with the consent of the Principal Employer ___ transfer of those benefits from the Approved Arrangement.
                     and nature of the benefits, and the conditions on which they shall be paid or provided, such may be determined by the Trustees after considering Actuarial Advice and                      with Inland Revenue approval.
The Trustees may give any undertakings which may be required by the Inland Revenue or which may reasonably be required by the trustees or administrators of the Approved Arrangement in relation to any such transfer.
The Trustees shall, as a condition of accepting such a transfer, obtain from the trustees or administrators of the Approved Arrangement a written certificate as to all information affecting the amount or nature of any benefit to be provided under the Scheme in consequence of the transfer (including the period of Qualifying Service and amount of commutation lump sum on retirement under the Approved Arrangement). The Trustees may accept any such written certificate as conclusive. In particular:
(i)	the benefits arising on retirement from a transfer value shall not be capable of commutation nor shall they be paid in lump sum form if the transfer is accompanied by a certificate from the administrator of the Approved Arrangement to the effect that the transfer value is not to be used to provide benefits in lump sum form, and

(ii)	for Members other than 1989 Members, pension benefits on retirement arising from a transfer value (other than from another scheme of the Employers) may be commuted only if and to the extent that a certificate has been obtained from the administrator of the transferring scheme showing the maximum lump sum payable from the transfer value. The amount so certified may be increased in proportion to any increase in the Index since the date the transfer payment was received, and

(iii)	where the Trustees accept a transfer payment from an Approved Arrangement and the trustees or managers of the arrangement provide details of a Pension Debit applicable to the transferring Member, the Trustees shall where appropriate take account of that Pension Debit when calculating any limit on the benefits of that Member in the Scheme unless the Trustees with the consent of the Member decide otherwise. Any such transfer and the benefits relating to it shall be provided in the Scheme in addition to and entirely separately from the benefits to which the Member is otherwise entitled to receive under the provisions of the Scheme. Where the benefits are kept separate the benefits relating to such transfer shall not be included in the calculation of the maximum benefits of the Member in accordance with Revenue Limitations.

The amount so certified as to represent Member’s contributions for the purpose of the Approved Arrangement (and no more) shall remain subject to any restriction on refund of contributions which is necessary or Inland Revenue approval.
The purposes of this Rule, “Approved Arrangement” means any retirement benefits scheme, ___ pension scheme, annuity policy which is appropriate for the purposes of the 1993 Act and which satisfies the requirements of section 591(2)(g) of the 1988 Act, or a retirement annuity ___ or trust scheme which is approved or seeking approval under Part XIV of the 1988 Act.
16.	TRANSFERS FROM THE SCHEME

16.1	Member’s right to a transfer
Subject to Rules 16.2, 16.3, and 16.4 a Member otherwise entitled to deferred benefits who withdraws from Pensionable Service at least a year before Normal Retiring Date (or within six months of leaving Pensionable Service if this is later) has a right to require the Trustees to use the cash equivalent of his deferred pension to acquire benefits under a Receiving Scheme.
The Trustees shall comply with the requirements of the 1995 Act, and in particular
(a)	where a Member asks for a quotation of the cash equivalent, this shall be provided by the Trustees within two months of receiving the request; and

(b)	where the Member accepts the quotation within three months of the Trustees’ advice to him under (a) above, the transfer payment shall not be less than the amount specified in the quotation.
16.2	Transfer values from the Scheme
The Trustees may transfer to the Receiving Administrators such assets representing benefits applicable to the persons being transferred as is decided on Actuarial Advice in accordance with the current laws under the 1993 Act relating to transfer values or such greater amount as the Principal Employer may direct not exceeding the part of the Fund (excluding the Personal Retirement Accounts) which the Trustees decide on Actuarial Advice to be attributable to the relevant Members, to the intent that they shall be entitled to such rights and benefits under the Receiving Scheme (consistent with Inland Revenue approval) as the Trustees may arrange with the Receiving Administrators.
No transfer may be made without the consent in writing of the relevant Members unless the Trustees are satisfied that consent is not required under the preservation requirements of the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991. In particular, the Actuary (the Scheme Actuary after 5th April 1997) shall certify to the Trustees that the rights and benefits to be acquired under the Receiving Scheme are at least equal in value to the rights and benefits transferred.

If the benefits of the Member are subject to a debit in accordance with the terms of a Pension Sharing Order, the Trustees must provide full details of that debit to the trustees or managers of the Receiving Scheme.
When on or after a transfer having been made to another occupational pension scheme the Receiving Administrators request such a certificate as is referred to in (ii) of Rule 15, the Trustees shall calculate as at the date of transfer and supply the Receiving Administrators with a certificate of, the maximum lump sum payable on retirement from the transfer value.
Where the Trustees have used the assets relating to the Member’s deferred pension described in this Rule, they will be discharged from any obligation to provide the benefits to which the transfer payment related.
16.3	Special provisions for transfer to a “Buy-out” policy
The policy (the “Buy-Out Policy”) shall be purchased from the United Kingdom office of an Authorised Insurer, subject to the following:
(i)	the terms of the Buy-Out Policy will satisfy Inland Revenue requirements and in particular must fall within limits laid down by the Board of Inland Revenue relating to relevant benefits approvable under the 1988 Act based upon the Member’s Service, and Final Remuneration at the date of withdrawal and will also show that the benefits are non-assignable and commutable only as shown in the Buy-Out Policy

(ii)	the Authorised Insurer must assume a liability to the Member (or to trustees of a trust for the benefit of the Member and, if appropriate, Dependants of his) to pay the benefit secured by the contract to him or Dependants of his or to the trustees of the trust.
Subject to the same conditions as in the previous paragraphs of this rule the Trustees may also purchase a Buy-Out policy in the Member’s name in lieu of any benefits under the Scheme.
Except when the Scheme is being wound-up, or the Member has completed less than five years’ Qualifying Service, the Trustees must obtain the consent of the Member, or if the Member is dead and benefit is payable to another person, the other person.
16.4	Special provisions for transfer to a personal pension scheme
A transfer chosen by the Member (to which the Member must consent) must satisfy the following conditions:
(a)	the Trustees shall provide a certificate of the maximum lump sum payable on retirement from the transfer value if the Member.
(i)	was aged 45 or more at the time that the transfer payment was made, or

(ii)	has at any time within the 10 years preceding the date on which the right to the cash equivalent being transferred arose, been, in respect of any employment to which the transfer payment or any part of it relates, either
(A)	a Special Director, or

(B)	in receipt of annual remuneration in excess of the allowable maximum (i.e. the equivalent for personal pension schemes of the Permitted Maximum as defined in Part VII of the Rules) for the year of assessment in which the date of transfer falls, or
(iii)	is entitled to benefits included in the transfer payment which arise from an occupational pension scheme under which the normal retirement age is 45 or less.
(b)	the cash equivalent of the Member’s preserved pension must be used to provide benefits of a money purchase nature.
17.	DISCRETIONARY TRUSTS

17.1	Payment to individuals etc.
Where the Rules state that sums arising on the death of a Member are payable in accordance with this Rule, they will be paid at the discretion of the Trustees to any one or more of the classes listed below in any form as the Trustees decide, in relation to the deceased Member:
(a)	the then widow or widows or the then widower

(b)	the former spouse

(c)	a legitimate child

(d)	an unborn child of his marriage

(e)	a stepchild

(f)	a legally adopted child

(g)	an illegitimate child

(h)	a brother or sister of the whole or half blood

(i)	any other person being an ascendant or descendant and his spouse

(j)	a nephew or niece

(k)	the legal personal representatives

(l)	any other persons who in the opinion of the Trustees were dependent to any extent upon the Member at any time for any of the necessities of life or whom the deceased regularly financially assisted

(m)	any person described in and entitled to benefit under the Member’s Will

(n)	any person validly indicated in writing to the Trustees by the Member during his lifetime

(o)	any person with whom the Trustees were aware that a friendship or relationship with the Member (other than marriage or dependency) existed at the date of the Member’s death, such relationship not necessarily being one resembling marriage

(p)	any charity, religious or philanthropic institution or club nominated in writing to the Trustees by the Member relationships being decided through a ceremony of marriage performed in accordance with the laws or customs of the country where the ceremony took place.
If the Trustees do not exercise the discretion within two years after the Member dies the sums will be paid to his legal personal representatives.
If the sums would otherwise be payable to the Crown or the Duchy of Lancaster or the Duke of Cornwall, the Trustees will not pay them (or any part) to those parties but will place them for the general purposes of the Scheme.
17.2	Payment to other trusts
Without prejudice to the generality of the power described in sub-rule 17.1 above then so long as no one other than the prospective beneficiaries listed from time to time in sub-rule 17.1 above can become entitled the Trustees may:
(a)	direct that all or part of the lump sum will be held by themselves or other trustees on such trusts (including discretionary trusts and with such powers and provisions (including powers of selection and variation) as the Trustees see fit; or

(b)	pay all or part of the lump sum to the trustees of any other existing trust.
18.	ADJUSTMENTS TO COMPLY WITH INLAND REVENUE APPROVAL ETC.

18.1	Inland Revenue Approval
The Trustees will adjust the benefits and contributions of any person under the Scheme to give effect to any restrictions which unless complied with would affect Inland Revenue approval.

18.2	Equivalent Pension Benefits

A Member shall be absolutely entitled under the Scheme to equivalent pension benefits if he has been in non-participating employment in relation to the Scheme or in relation to any other retirement benefits arrangement from which the liability for the payment of equivalent pension benefits has been transferred to the Scheme.

PART VI
19.	TERMINATION OR PARTIAL TERMINATION OF THE SCHEME

19.1	Termination of liability by the employers

The liability of all or any of the Employers to pay contributions may be terminated at any time by notice in writing given to the Trustees and the remainder of this Part then applies.

19.2	Events leading to winding-up

If any of the following events take place, namely
(a)	an effective order or resolution is passed for the winding-up of the Principal Employer, or

(b)	the Principal Employer stops paying contributions under Rule 19.1 (other than by a contributions holiday)
the Scheme will (subject to Rule 19.7) be wound up as mentioned below unless contrary arrangements are made to the satisfaction of the Trustees in accordance with Clause 26 of the Trust Deed to continue it.
19.3	Winding-up

When winding-up starts, Death Benefit (other than those to which there was an entitlement before contributions terminated) will cease and the Fund including the Water Company Sub-Fund (other than moneys held by the Trustees under Rule 17) will be applied after the payment of any debts or taxes so far as its resources permit in the order stated below, subject to Section 73 of the 1995 Act. Benefits in pension form must be secured through contracts or policies with an Authorised Insurer.
1.	The Members’ Personal Retirement Funds shall be used
(a)	firstly, to pay such costs and expenses which cannot be recovered from the Employers as the Trustees determine to be appropriate, and each Member’s Personal Retirement Fund shall be reduced in the proportion that such costs and expenses bear to the total of the Members’ Personal Retirement Funds

(b)	secondly, to provide benefits in accordance with this Rule for each Member.
2.	After the payment of expenses relating to the administration and winding-up of the Scheme which cannot be recovered from the Employers or are not paid from the Member’s Personal Retirement Funds in 1(a) above, the remainder of the Fund will be applied so far as its resources permit, and subject always to the priorities set out in Section 73 of the 1995 Act being satisfied, in securing benefits in the order stated in (a) to (j) below.
During the Guarantee Period any benefits arising from the Water Company Sub-Fund after the application of (b) below shall be treated for this purpose as if the provisions of this sub-rule applied to it subject to the appropriate changes except as is necessary to give effect to the provisions of (k)(ii) below:
(a)	any expenses relating to the administration and winding-up of the Scheme which cannot be recovered from the Employers

(b)	(i) Subject to Inland Revenue approval such additional pensions and other benefits provided by additional voluntary contributions which are calculated on a money purchase basis (other than those arising under (ii) below), and

(ii) during the Guarantee Period benefits arising from or attributable to the Appropriate Assets and the assets derived therefrom

(c)	Benefits in respect of which entitlement to payment had arisen before the date of the winding-up

(d)	Benefits in respect of Members in Service whose Normal Retiring Dates had occurred on the basis that the Members had retired from Service on the day before the winding-up started

(e)	Pensions payable to Dependants on the death of Members who have already reached Normal Retiring Date or are already entitled to payment of pension or other benefits

(f)	equivalent pension benefits

(g)	(i) guaranteed minimum pensions and accrued rights to guaranteed minimum pensions and
(ii)	that part of any pension (including any benefits transferred into the Scheme from another retirement benefits scheme) as the Trustees determine to be applicable to Service before 1st January 1978 (“the Pre-1978 Proportion”) to which, on the date on which the winding-up started, there was an entitlement or contingent entitlement which had not come into payment, or where entitlement or contingent entitlement would have arisen if all Members in Pensionable Service immediately before the winding-up started had retired or withdrawn from Pensionable Service.

The Pre-1978 Proportion shall be calculated
(A)	by reference to the scales of benefit in force on the previous day and

(B)	on the assumption that the Basic Salary of the Member concerned remained unchanged after that date
(h)	State scheme premiums

(i)	Subject to Inland Revenue approval such additional pensions and other benefits provided by additional voluntary contributions which are not attributable to the Appropriate Assets and which are not calculated on a money purchase basis

(j)	Any other benefits

(k)	(i) Subject to (ii) below any increases to benefits provided from the Fund as the Trustees in any particular case decide consistent with Inland Revenue approval.
(ii)	If the Scheme is wound-up within the Guarantee Period, the assets of the Water Company Sub-Fund which are certified by the Actuary to be attributable to the Appropriate Assets as adjusted for:
(1)	contributions made by employees present or future of any Water Undertaker

(2)	investment income and gains and investment losses

(3)	benefits paid and transfer payments made in each case to or in relation to Water Beneficiaries or any employees present or future of any Water Undertakers

(4)	costs and expenses

(5)	any other adjustment that the Actuary considers to be equitable and which exceed the liabilities under (b) to (j) above to and in respect of Water Beneficiaries and any other employees present or future of any Water Undertakers which participate or have participated in the Scheme shall (to the extent that the Trustees as at the date of winding-up shall decide) be applied to augment the benefits under the Scheme of, or providing additional benefits for, Water Beneficiaries or employees or former employees and their respective Dependants of Water Undertakers which participate or which have participated in the Scheme subject always to Revenue Limitations. If after acting in accordance with the previous sentence any such balance then remains unexpended the Trustees shall refund the balance to the Employers in such proportions as the Trustees may direct or otherwise apply that balance to provide benefits under the Scheme.

Any balance remaining in the hands of the Trustees will be paid to the Employers in such proportions as the Trustees consider to be just and equitable.
If on the winding-up of the Scheme the Scheme’s liabilities exceed its assets, an amount equal to the excess shall be treated as a debt due from each Employer to the Trustees, in accordance with and subject to the provisions of the 1995 Act.
For the purposes of this Rule 19.3:
(I)	“Benefits” includes any Dependant’s pensions payable on the death of the Member

(II)	Before any contracts or policies are taken out commutation may be made within the terms stated in Rule 5.8.

(III)	Every one or more of the contracts or policies taken out:
(a)	must provide that every benefit secured is non-assignable and if not already in payment will be payable on the Normal Retiring Date

(b)	must provide that pensions may only be commutable in accordance with Revenue Limitations and will state the maximum lump sum in monetary terms which may be payable at the Normal Retiring Date
(IV)	With the consent of the Trustees in each case the provisions of Rule 16.3 and 16.4 will also apply to any benefits which arise under this sub-rule.
19.4	Policies of assurance on winding-up

In relation to any contracts or policies with any Authorised Insurer in the Fund at the date of winding-up the Trustees may:
(i)	arrange with the Authorised Insurer to transfer the contracts or policies to the person whose benefits are covered under it. The contracts or policies will contain the same restrictions as in paragraph (iii) of Rule 19.3.

(ii)	assign any of the contracts or policies which have not matured to the trustees of any Receiving Scheme of which Members subject to the Trustees complying with the same requirements of Rule 16.2.
19.5	Partial winding-up

If before a winding-up of the Scheme under Rule 19.3 either
(i)	an Associated Employer shall have terminated its liability to pay contributions under the Scheme; or

(ii)	the continued inclusion of an Associated Employer in the Scheme would affect Inland Revenue approval the part of the Fund which is decided on Actuarial Advice in accordance with the current laws under the 1993 Act relating to transfer values or such greater amount as the Principal Employer may direct not exceeding the part of the Fund which the Trustees decide on Actuarial Advice to be attributable to the relevant Members, will be wound-up in accordance with Rule 19.3.
If during the Guarantee Period the above provisions shall apply to the Water Company then (notwithstanding those provisions) the Water Company Sub-Fund shall be wound up in accordance with this Rule in respect of all the Water Beneficiaries in relation to the Water Company in the same manner as if the Scheme as a whole were being wound-up in accordance with Rule 19.3.
However, such winding-up shall not take place if the business and/or the employees of the Associated Employer is or are transferred to another employer who is either an Associated Employer or is eligible to become an Associated Employer in terms of Clause 25 of the Trust Deed (“the New Employer”) and the New Employer shall be the successor to the relevant part of the Fund.
If one of the Employers goes into liquidation, the value (immediately before such liquidation) equal to any excess of the Scheme’s liabilities over the Scheme’s assets in relation to the relevant part of the Fund shall be treated as a debt due from the Employer to the Trustees in accordance with and subject to the provisions of the 1995 Act.
19.6	Transfer to a Receiving Scheme

Subject to the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991, the Trustees, with the agreement of the Employers may transfer (subject to the consent of the Inland Revenue) all or any (as appropriate) of the assets of the Fund to one or more Receiving Schemes, subject to the conditions of Rule 16.2 to provide benefits in substitution for the benefits described in Rule 19.3; any such transfer may include the transfer of any surplus under Rule 19.3, on the basis that it is not allocated to provide benefits in respect of the transferring Members.

Following the transfer the transferring Members will no longer be entitled to benefits under the Scheme in respect of the rights transferred to the Receiving Scheme.

19.7	Continuation as a “closed fund”

Where the Rules provide for a winding-up of the Scheme (total or partial) the Trustees may continue the Fund (or the part of it) and administer it as a paid-up fund without Death Benefit (other than any Death Benefit to which entitlement has arisen before the winding-up began) until whichever is the first of the following:

(a)	the Trustees decide to wind up the Fund (or part thereof), or

(b)	its resources are exhausted.

PART VII
REVENUE LIMITATIONS
In addition to the definitions in Rule 1, the following definitions apply to this Part:
“Aggregate Retirement Benefit” means the total of
(i)	a Member’s pension arising from the Scheme and any Associated Scheme. For a Special Director who is a 1989 Member, Aggregate Retirement Benefit also includes any benefits from either a retirement annuity contract approved under Chapter III of Part XIV of the 1988 Act or a personal pension scheme approved under Chapter IV of Part XIV of the 1988 Act insofar as those benefits are secured in respect of Service; and

(ii)	the pension value of a Member’s Lump Sum Retirement Benefit. In calculating the amount of the Aggregate Retirement Benefit of a 1989 Member the pension equivalent of the Member’s Lump Sum Retirement Benefit is one twelfth of its total cash value.
“Associated Employment” shall mean two or more concurrent employments held by the Member which are associated, i.e., where
(i)	there is a period where the Member has held all of them,

(ii)	the period counts under the Scheme in the case of all of them as a period in respect of which benefits are payable,

(iii)	during the period all the Employers in question are associated
“Associated Scheme” means
(i)	for a 1989 Member any Relevant Scheme which is a Connected Scheme or which provides benefits in respect of Service, or

(ii)	for a pre-1989 Member any Relevant Scheme providing benefits in respect of Service.
“Connected Scheme” means any Relevant Scheme which is connected to the Scheme in relation to a Member, i.e., if
(i)	there is a period during which the Member has been employed by two of the Employers

(ii)	the period counts under both schemes as a period in respect of which benefits are payable

(iii)	the period counts under one scheme for Service with one of the Employers and under the other scheme for Service with the other Employer.
“Dependant” means, for the purposes of this Part VII only, any individual falling within the definition of the term Dependant in Rule 1 and, in the case of a Former Spouse Participant, as if the references to “Member” in the definition were replaced with references to the “Former spouse”. In addition, the term shall include the Former Spouse’s spouse.
“Final Remuneration” is the greater of
(i)	the Member’s fixed remuneration from the Employers for any one of the five years before Pensionable Service ends, plus the yearly average of fluctuating earnings for the three years (or other period decided by the Trustees as would not affect Inland Revenue approval) before the end of that year and

(ii)	the average of the Member’s total earnings from the Employers for any three or more consecutive years in the ten years before Pensionable Service ends subject to the following:
(a)	for a Member whose remuneration has been substantially reduced due to Incapacity for a period of more than ten years before Pensionable Service ends, Final Remuneration may be calculated at the date when the Member’s remuneration was first reduced

(b)	where Final Remuneration is calculated using a year other than the twelve months before Pensionable Service ends, the Member’s actual remuneration for that year may be increased in proportion to any rise in the Index from the last day of that year up to the end of Pensionable Service.

Except for a pre-1987 Member, this method may only apply to the calculation of the maximum amount of the cash payment for the purposes of Revenue Limitations if it is also used to increase the Member’s pension benefits in the same proportions.

(c)	an early retirement pension from the Employers may not be included in Final Remuneration

(d)	No account will be taken of any earnings connected with shares or the right to acquire shares or anything where tax is chargeable under Section 148 of the 1988 Act except where the shares or rights had been acquired before 17th March 1987

(e)	for a Special Director, or any other Member whose remuneration in any Tax Year after 5th April 1987 has exceeded £100,000 (or other figure prescribed in a Treasury order), Final Remuneration is calculated as in (ii) above and

(f)	for a pre-1989 Member in calculating the maximum amount of the Lump Sum Retirement Benefit the maximum Final Remuneration is £100,000 (or other figure prescribed in a Treasury order). This restriction shall not apply to a pre-1987 Member.
(g)	For a 1989 Member the maximum Final Remuneration shall not exceed the Permitted Maximum

(h)	the total amount of any profit-related pay (whether relieved from income tax or not), and benefits in kind assessed for tax under Schedule E (or in other circumstances agreed with the Inland Revenue), may be included under (i) and Cu) above and treated as fluctuating earnings.
“Former Spouse Participant” is a Former Spouse who participates in the Scheme. For this purpose the Former Spouse Participant must participate in the Scheme either,
(i)	solely for the provision of a Pension Credit Benefit, or

(ii)	for the wholly separate provision of a Pension Credit Benefit, where benefits accrue or have accrued to that individual under the Scheme for any other reason.
“FSAVCS” means a freestanding additional voluntary contribution arrangement outside the terms of the Scheme to which the Member has contributed.
“Index” means the Government’s Index of Retail Prices.
“Lump Sum Retirement Benefit” means the total value of all retirement benefits payable in any form other than non-commutable pension arising from the Scheme and any Associated Scheme. For a Special Director who is a 1989 Member, Lump Sum Retirement Benefit also includes any benefits from either a retirement annuity contract approved under Chapter III of Part XIV of the 1988 Act or a personal pension scheme approved under Chapter IV of Part XIV of the 1988 Act insofar as those benefits are secured in respect of Service.
“Negative Deferred Pension” means the amount by which the Member’s pension or deferred pension under the Scheme is reduced at the date of the Member’s retirement, leaving Pensionable Service or death as the case may be, by a Pension Sharing Order in accordance with the 1999 Act. For this purpose, Service includes all periods of service with other Employers which have been treated as if they were service with the Employer where a transfer payment has been made to the Scheme in respect of that other service.
“Pension Credit Rights” means rights to future benefits under a scheme which are attributable (directly or indirectly) to a Pension Credit.
“Pension Debit Member” means a Member whose benefits have been permanently reduced by a Pension Debit. Such a Member will either be
(i)	a Member who is a controlling director of a company which is his employer if he is a director of the company to whom paragraph (b) of section 417(5) of the 1988 Act applies either at the date on which the marriage was dissolved or annulled, or at any time within the period of 10 years before that date or,

(ii)	a Member whose earnings at the date at which his marriage was dissolved or annulled exceeded 1/4 of the Permitted Maximum for the year of assessment in which the dissolution or annulment occurred. Earnings for these purposes shall be taken to be the total emoluments
(a)	which were paid to the Member in consequence of pensionable service to which the Scheme relates during the year of assessment before the year of assessment in which the marriage was dissolved or annulled, and

(b)	from which tax was deducted in accordance with the Income Tax (Employments) Regulations 1993.
“Permitted Maximum” means the permitted maximum as defined in Section 590C(2) of the 1988 Act.
“Relevant Scheme” means any other scheme approved or seeking approval under the 1988 Act.
“Remuneration” in relation to any year means
(i)	for a 1989 Member the aggregate of the total earnings for the year in question
(a)	from the Employer

(b)	in respect of any Associated Employment or any Connected Scheme which are assessable to Income Tax under Schedule E but excluding any earnings connected with shares or the right to acquire shares or anything where tax is chargeable under Section 148 of the 1988 Act. No earnings in excess of the Permitted Maximum are included.
for a pre-1989 Member total earnings from the Employers in the year in question which are assessable to Income Tax under Schedule E but excluding any earnings connected with shares or the right to acquire shares or anything where tax is chargeable under Section 148 of the 1988 Act.
“Service” for the purposes only of this Part VII of the Rules means:
for a 1989 Member the aggregate of
(a)	all periods of service with the Employers

(b)	all other periods which count in respect of any Associated Employment or any Connected Scheme
For a Special Director who is a 1989 Member, unless the Board of Inland Revenue otherwise agree this definition shall not include a period of service for an employer who is associated with the Principal Company by virtue of a permanent community of interest rather than because one employer is controlled by the other or both are controlled by a third party. Where both such employers are participating in the Scheme separate calculations of maximum benefits are required in respect of the separate periods of Service. For the purpose of this paragraph, “control” has the meaning in section 840 of the 1988 Act or, in the case of a close company, section 416 of the 1988 Act.
For a pre-1989 Member service with the Employers.
A.	BENEFITS OF 1989 MEMBERS

1.	A 1989 Member’s Aggregate Retirement Benefit shall not exceed:
(a)	on retirement at any time between age 50 and age 75, except before Normal Retiring Date on grounds of Incapacity, a pension of 1/60th of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Inland Revenue approval; or

(b)	on retirement at any time before Normal Retiring Date on grounds of Incapacity, a pension of the amount which could have been provided at Normal Retiring Date in accordance with 1(a) above; Final Remuneration being computed as at the actual date of retirement; or

(c)	on leaving Pensionable Service before attaining age 75, a pension of 1/60th of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Inland Revenue approval. The amount computed as aforesaid may be increased by 5% for each complete year or, if greater, in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the date on which the pension begins to be payable. Any further increase necessary to comply with DSS requirements is also allowable.
2.	Subject always to the provisions of Rule 14.2 (relating to the provision of non-commutable pensions by Members’ voluntary contributions) a 1989 Member’s Lump Sum Retirement Benefit shall not exceed:
(a)	on retirement at any time between attaining age 50 and attaining age 75, except before Normal Retiring Date on grounds of Incapacity, 3/80ths of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Inland Revenue approval; or

(b)	on retirement at any time before Normal Retiring Date on grounds of Incapacity, the amount which could have been provided at Normal Retiring Date in accordance with 2(a) above; Final Remuneration being computed as at the actual date of retirement; or

(c)	on leaving Pensionable Service before attaining age 75, a lump sum of 3/80ths of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Inland Revenue approval. The amount computed as aforesaid may be increased in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the date on which the pension begins to be payable but only if and to the same extent as the total benefits have been increased under 1(c) above. Provided always that the provisions of this paragraph 2. shall not apply to a pension commuted on the grounds of triviality.
3.	The lump sum benefit (exclusive of any refund of a Member’s own contributions and any interest thereon), payable on the death of a Member while in service or having left Pensionable Service dies before the commencement of pension shall not, when aggregated with all like benefits under Associated Schemes, exceed 4 times Final Remuneration (excluding anything under paragraph (d) of the definition of Final Remuneration) or, if greater, £5,000, less
(i)	any lump sum (other than a refund of a Member’s own contributions) payable on the death of the Member under all Relevant Schemes in respect of service with previous employers, and

(ii)	any lump sum life assurance benefit payable (other than a refund of contributions or premiums paid by the Member) on the death of the Member under a retirement annuity contract or trust scheme approved under Chapter III of Part XIV of the 1988 Act or a personal pension scheme approved under Chapter IV of Part XIV of the 1988 Act if the aggregate of such lump sums exceeds £2,500.
4.	Any pension for a spouse or a Dependant of a 1989 Member, when aggregated with the pensions, other than those provided by surrender of a Member’s own pension, payable to that spouse or Dependant under or arising from all Associated Schemes, shall not exceed an amount equal to 2/3rds of the Aggregate Retirement Benefit:
(a)	being paid to the Member at the date of death (including any pension increases), or

(b)	being a deferred benefit payable to the Member under Rule 5.2 at any time between attaining age 50 and attaining age 75, or

(c)	prospectively payable to a Member, if the Member dies in Service, if the Member remained in Service up to Normal Retiring Date at the rate of pay in force immediately before the Member’s death, or

(d)	prospectively payable to the Member on death in Service after Normal Retiring Date on the basis that retirement took place on the day before the date of death, or such greater amount as will not prejudice Inland Revenue approval.
5.	If pensions are payable to more than one Dependant of a Member, the aggregate of all spouse’s pensions and Dependants’ pensions so payable under or arising from this and all Associated Schemes shall not exceed the full amount of whichever is the appropriate Aggregate Retirement Benefit under (a), (b), (c) or (d) above or such greater sum as will not prejudice Inland Revenue approval.

6.	The maximum amount of a pension ascertained in accordance with this section A, less any pension which has been commuted for a lump sum or given up in order to provide an annuity for a Dependant, may be increased by 3% for each complete year or, if greater, in proportion to the increase in the Index which has occurred, since the pension commenced to be paid.

7.	The preceding provisions of this section A shall be modified in their application to a Member who is or has been during membership of the Scheme a Special Director so that the amount of the maximum Aggregate Retirement Benefit in 1. and of the maximum Lump Sum Retirement Benefit in 2. shall be reduced, where necessary for continuance of Inland Revenue approval, so as to take account of any corresponding benefits under either a retirement annuity contract or trust scheme approved under Chapter III of Part XIV of the 1988 Act or a personal pension scheme approved under Chapter IV of Part XIV of the 1988 Act.

Where, in addition to being a Member, a 1989 Member is also a member of a FSAVCS, the provisions of the following sentence shall apply in relation to any augmentation of the benefits provided for the Member by the Scheme after withdrawal from the Scheme. Any provisions in the Scheme imposing a limit on the amount of a benefit provided for the Member shall have effect (notwithstanding anything in them to the contrary) as if they provided for the limit to be reduced by the amount of any like benefit provided for the Member by the FSAVCS.

8.	For a 1989 Member, the Scheme provisions shall have effect (notwithstanding anything in them to the contrary) as if they provided:
(a)	that a Member’s retirement benefit shall be paid no later than the date on which he attains age 75, and

(b)	subject to a. above that no part of a Member’s retirement benefit shall be paid in advance of actual retirement or leaving service except to the extent necessary to comply with Department of Social Security requirements.
9.	If a 1989 Member elects to take any part of the benefits under the Scheme in advance of actual retirement, the limits set out in (1) and (2) above shall apply as if the Member had retired at the effective date of the election as aforesaid, no account being taken of subsequent Service, save that the maximum amount of any uncommuted pension not commencing immediately may be increased either actuarially in respect of the period of deferment or in proportion to any increase in the Index during that period.
B.	BENEFITS OF PRE-1989 MEMBERS

(1)	A pre-1989 Member’s Aggregate Retirement Benefit shall not exceed:
(a)	on retirement from Pensionable Service at (or on retirement before) Normal Retiring Date, a pension of 1/60th of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Inland Revenue approval; or

(b)	on retirement (or, when applicable, deemed retirement in accordance with (6) below) after Normal Retiring Date, a pension of the greatest of:
(i)	the amount calculated in accordance with whichever is applicable of (1)(a) above and (1)(c) below on the basis that the actual date of retirement (or, when applicable, deemed retirement as aforesaid) was the Member’s Normal Retiring Date; or

(ii)	the amount which could have been provided at Normal Retiring Date in accordance with whichever is applicable of (l)(a) above and (1)(c) below increased either actuarially in respect of the period of deferment or in proportion to any increase in the Index during that period; or

(iii)	where the Member’s total Service has exceeded 40 years, the aggregate of 1/60th of Final Remuneration for each year of Service before Normal Retiring Date (not exceeding 40 such years) and of a further 1/60th of Final Remuneration for each year of Service after Normal Retiring Date, with an overall maximum of 45 reckonable years,
Final Remuneration being computed, in the case of (i) and (iii) above, as at the actual date of retirement, but subject always to (6) below; or
(c)	on leaving Pensionable Service before Normal Retiring Date, a pension of 1/60th of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Inland Revenue approval. The amount computed as aforesaid may be increased by 5% for each complete year or, if greater, in proportion to any increase in the Index which has occurred, between the date of termination of Pensionable Service and the Member’s Normal Retiring Date or (if earlier) the date on which the pension begins to be payable. Any further increase necessary to comply with DSS requirements is also allowable.
(2)	Subject always to the provisions of Rule 14.2 relating to the provision of non-commutable pensions by Members’ voluntary contributions a pre-1989 Member’s Lump Sum Retirement Benefit shall not exceed:
(a)	on retirement from Pensionable Service at (or on retirement before) Normal Retiring Date, 3/80ths of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Inland Revenue approval; or

(b)	on retirement (or, when applicable, deemed retirement in accordance with (6) below) after Normal Retiring Date, the greatest of:
(i)	the amount calculated in accordance with whichever is applicable of (2)(a) above and (2)(c) below on the basis that the actual date of retirement (or, when applicable, deemed retirement as aforesaid) was the Member’s Normal Retiring Date, or

(ii)	the amount which could have been provided at Normal Retiring Date in accordance with whichever is applicable of (2)(a) above and (2)(c) below together with an amount representing interest thereon, or

(iii)	where the Member’s total Service has exceeded 40 years, the aggregate of 3/80ths of Final Remuneration for each year of Service before Normal Retiring Date (not exceeding 40 such years) and of a further 3/80ths of Final Remuneration for each year of Service after Normal Retiring Date, with an overall maximum of 45 reckonable years,
Final Remuneration being computed, in the case of (i) and (iii) above, as at the actual date of retirement, but subject always to (6) below; or
(c)	on leaving Pensionable Service before Normal Retiring Date, a lump sum of 3/80ths of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Inland Revenue approval.
The amount computed as aforesaid may be increased in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the Member’s Normal Retiring Date or (if earlier) the date on which the Member’s pension begins to be payable, but only if and to the same extent as the total benefits have been increased under (1)(c) above. Provided always that the provisions of this paragraph (2) shall not apply to a pension commuted on the grounds of triviality.
(3)	The lump sum benefit (exclusive of any refund of a Member’s own contributions and any interest thereon), payable on the death of a Member while in Pensionable Service or having withdrawn from Pensionable Service before the commencement of the Member’s pension, shall not, when aggregated with all like benefits under Associated Schemes exceed 4 times the Member’s Final Remuneration (excluding any amounts under (d) of that definition, or, if greater, £5,000, less
(a)	any lump sum (other than a refund of the Member’s own contributions) payable on the death of the Member under all Relevant Schemes in respect of service with previous employers, and

(b)	any lump sum life assurance benefit (other than a refund of contributions or premiums paid by the Member) payable on the death of the Member under a retirement annuity contract or trust scheme approved under Chapter III of Part XIV of the 1988 Act or a personal pension scheme approved under Chapter IV of Part XIV of the 1988 Act, if the aggregate of such lump sum exceeds £2,500.
(4)	Any pension for a spouse or a Dependant of a pre-1989 Member, when aggregated with the pensions, other than those provided by surrender of the Member’s own pension, payable to a spouse or Dependant under or arising from all Associated Schemes, shall not exceed an amount equal to 2/3rds of the Aggregate Retirement Benefit -

(a)	being paid to the Member at the date of death (including any pension increases), or

(b)	being a deferred benefit payable to the Member under Rule 5.2 at Normal Retiring Date, or

(c)	prospectively payable to the Member, on death in Service, if the Member had remained in Service up to Normal Retiring Date at the rate of pay in force immediately before the Member’s death (and assuming that contributions by and in respect of the Member to the Scheme, and if applicable to any Associated Scheme, had continued up to Normal Retiring Date at the same rate as they were being paid on the date of death), or

(d)	prospectively payable to the Member on death in Service after Normal Retiring Date on the basis that retirement took place on the day before the date of death, or such greater amount as will not prejudice Inland Revenue approval.
If pensions are payable to more than one spouse and Dependant aforesaid, the aggregate of all spouse’s pensions and Dependants’ pensions so payable under or arising from this and all Associated Schemes shall not exceed the full amount of whichever is the appropriate Aggregate Retirement Benefit under (a), (b), (c) or (d) above or such greater sum as will not prejudice Inland Revenue approval.
(5)	The maximum amount of a pension ascertained in accordance with this section, less any pension which has been commuted for a lump sum (except where Inland Revenue practice otherwise permits) or given up in order to provide an annuity for a Dependant, may be increased by 3% for each complete year or, if greater, in proportion to the increase in the Index which has occurred since the pension commenced to be paid.

(6)	If a pre-1989 Member elects to take any part of the benefits under the Scheme in advance of actual retirement, the limits set out in (1) and (2) above shall apply as if the Member had retired at the effective date of the election as aforesaid, no account being taken of subsequent Service, save that the maximum amount of any uncommuted pension not commencing immediately may be increased either actuarially in respect of the period of deferment or in proportion to any increase in the Index during that period.

(7)	The preceding provisions of this section shall be modified in their application to a Member who is or has been during membership of the Scheme a Special Director so that the amount of the maximum Aggregate Retirement Benefit in (1) above and of the maximum Lump Sum Retirement Benefit in (2) above shall be reduced, where necessary for continuance of Inland Revenue Approval, so as to take account of any corresponding benefits under either a retirement annuity contract or trust scheme approved under Chapter III of Part XIV of the 1988 Act or a personal pension scheme approved under Chapter IV of Part XI V of the 1988 Act and in relation to a Member who is a Special Director at the Normal Retiring Date, as follows:
(a)	where the Member’s pension commences after Normal Retiring Date but not later than the 70th birthday, (l)(b)(ii), (l)(b)(iii), (2)(b)(ii) and (2)(b)(iii) shall not apply,

and if it commences later than the attainment of that age, the said paragraphs shall apply as if the 70th birthday had been specified in the Rules as the Member’s Normal Retiring Date, so as not to treat as Service after Normal Retiring Date any Service before the Member reaches age 70
(b)	where (6) above applies to the Member, the rate of the actuarial increase, referred to therein in relation to any period of deferment prior to the Member reaching age 70, shall not exceed the percentage increase in the Index during that period.
C.	The total contributions to be paid by the Member in a year of assessment to this and any Relevant Scheme providing benefits in respect of Service shall not exceed 15% of the Member’s Remuneration for that year in respect of that Service.

D.	This Part VII of the Rules is subject to any undertakings which the Trustees have given to the Board of Inland Revenue.

E.	PENSION DEBIT MEMBER
          Notwithstanding any other provision of the Trust Deed or the Rules, the benefits of Pension Debit Member are subject to the following additional limits subject to compliance with Social Security legislation:
(a)	The pension payable to the Member shall not exceed his Aggregate Retirement Benefit less the value of his Negative Deferred Pension in the Scheme, in any Associated Scheme and, in the case of a 1989 Member, in any Connected Scheme.

(b)	The lump sum payable from the Scheme and from any Associated Scheme (other than on death) shall not exceed:
(i)	for Pension Debit Members (other than pre-1987 Members) an amount determined by 2.25 x the initial annual pension payable

(ii)	for Pension Debit Members who are pre-1987 Members the greater of an amount determined in accordance with Rule 8 less 2.25 x the Negative Deferred Pension, or 2.25 x the initial annual pension payable
          For the purposes of the calculation of the initial annual pension it should be assumed that the Pension Debit Member will survive for a year from retirement, that his initial rate of pension will remain constant for the first year and the effect of commutation should be ignored.
(c)	On the death of a Pension Debit Member, any pension payable to the Dependant of the Member shall not exceed 2/3rds of the maximum Aggregate Retirement Benefit to which the Member was entitled at his death less the value of his Negative Deferred Pension in this Scheme, in any Associated Scheme and, in the case of a 1989 Member, in any Connected Scheme. Where more than one pension is to be paid to the Dependants of the Member, the total of all such pensions shall not exceed 100% of the maximum Aggregate Retirement Benefit to which the Member was entitled at his death less the value of his Negative Deferred Pension in this Scheme, in any Associated Scheme and, in the case of a 1989 Member, in any Connected Scheme.
F.	BENEFITS OF FORMER SPOUSE PARTICIPANT
          Notwithstanding any other provision of the Rules, the Pension Credit Benefits of a Former Spouse Participant are subject to the following limits, subject to compliance with Social Security legislation:
(a)	A pension shall not commence earlier than the Former Spouse Participant attaining age 50 nor later than her attaining age 75, except that a pension may commence earlier on grounds of incapacity where she is simultaneously taking benefits on incapacity grounds arising from service as an employee under the Scheme in which the Pension Credit Benefits are held. Additionally a pension not yet in payment may be fully commuted, at any age, on the grounds of exceptional circumstances of serious ill-health. If she is aged 75 or over at the date the Pension Sharing Order is implemented, the pension must come into payment immediately. There is no limit on the amount of the pension. Such a pension should not be commuted, surrendered or assigned except in accordance with the Rules. Such a pension must be payable for life unless it is fully commuted under paragraph (d) below and may be guaranteed.

(b)	No lump sum may be paid to the Former Spouse Participant where the Member who was formerly married to the Former Spouse Participant has already received a Lump Sum Retirement Benefit from the Scheme before the date of the implementation by the Scheme of the Pension Sharing Order.
No lump sum may be paid to the Former Spouse Participant where all of the Pension Credit Rights under the Scheme have been transferred into the Scheme with a lump sum nil certificate.
Any lump sum paid to the Former Spouse Participant in commutation for part of her pension must be taken at the time the pension first becomes payable and shall not exceed 2.25 x the initial annual pension. For this purpose, the initial annual pension should be calculated on the following bases;
(i)	if the pension payable for the year changes, the initial pension payable should be taken;

(ii)	it should be assumed that the Former Spouse Participant will survive for a year;

(iii)	the effect of commutation should be ignored.
(c)	Where the Former Spouse Participant dies before benefits come into payment any lump sum death benefit shall not exceed 25% of what would have been the cash equivalent of the Pension Credit Rights at the Former Spouse Participant’s date of death.
Where the balance of the cash equivalent is used to provide a pension to a Dependant of the Former Spouse Participant, the amount of such pension shall not exceed a maximum of 2/3rds of the amount of the pension that could have been paid to the Former Spouse Participant at the date of death had the whole of the cash equivalent of the Pension Credit Rights been used to purchase an annuity at an available market rate. For the purpose of determining the pension which could have been paid to the Former Spouse Participant, it should be assumed that she was aged 50 at the date of death, where she died at an earlier age. Where more than one pension is to be paid, the total of all the pensions cannot exceed the amount of the pension that could have been paid to the Former Spouse Participant.
Such pensions must be payable for life, except that pensions paid to children must cease on the attainment of age 18 or, if later, on the cessation of full time education.
(d)	Where the Former Spouse Participant dies after pension has come into payment, any pension payable to a Dependant of the Former Spouse Participant shall not exceed 2/3rds of the initial annual pension which was paid to the Former Spouse Participant as increased by any rise in the Index since the commencement of the Former Spouse Participant’s pension. Where more than one pension is to be paid, the total of all the pensions shall not exceed the amount of the initial annual pension which was paid to the Former Spouse Participant, as increased by any rise in the Index since the commencement of the Former Spouse Participant’s pension. For these purposes initial annual pension should be calculated on the same basis under paragraph (b) above.
Such pensions must be payable for life, except that pensions paid to children must cease on the attainment of age 18 or, if later, on the cessation of full time education.
Where the Former Spouse Participant has a guarantee not exceeding 5 years and the guarantee period has not expired, any lump sum paid to any person shall not exceed the remaining balance of the pension instalments. Where the Former Spouse Participant has a guarantee exceeding 5 years and the guarantee period has not expired, the remaining balance of the pension instalments must not be paid in lump sum form and may only be paid in pension form to an individual or individuals at the discretion of the Trustees.
(e)	Where part of the Former Spouse Participant’s pension is surrendered on the date the pension becomes payable for the provision, on the death of the Former Spouse Participant, of a pension payable to a Dependant of the Former Spouse Participant, the amount of pension surrendered shall not exceed the reduced pension that the Former Spouse Participant retains.

(f)	Where the Former Spouse Participant is entitled to benefits under the Scheme arising from Service as an employee, for the purposes of determining the aggregate value of the total benefits payable to the Member is an amount consistent with Revenue Limitations, benefits from Pension Credit Rights must be included. Where the Former Spouse Participant is also entitled to benefits under the Scheme arising from Service as an employee, full commutation of the Pension Credit Rights on the grounds of triviality will not be permitted unless benefits arising from Service as an employee are simultaneously commuted.
(g)	The Former Spouse Participant may request that the Trustees arrange a transfer of her Pension Credit Rights to any other scheme if the Inland Revenue’s requirements are satisfied in relation to a transfer to that scheme. When making a transfer of Pension Credit Rights, the Trustees must confirm to the Receiving Scheme that the transfer value consists wholly or partly of Pension Credit Rights for the benefit of a Former Spouse Participant.
G.	DEATH OF FORMER SPOUSE BEFORE TRUSTEES IMPLEMENT PENSION SHARING ORDER
Where a lump sum death benefit is payable if the Former Spouse dies after a Pension Sharing Order is made but before it is acted upon by the Trustees, such lump sum shall not exceed 25% of what would have been the cash equivalent of the fund which would have provided the Pension Credit Rights for the Former Spouse.
The balance of the fund is used to provide a non-commutable pension to a Dependant of the former Spouse the amount of such pension shall not exceed 2/3rds of the amount of the pension that could have been paid to the Former Spouse at the date of death if the whole of the ___ which would have provided the Pension Credit Rights had been used to purchase an annuity at an available market rate. Where more than one pension is to be paid the total of all the pensions shall not exceed the amount of the pension that could have been paid to the Former Spouse.
Such pensions must be payable for life, except that pensions paid to children must cease on the attainment of age 18 or, if later, on the cessation of full-time education. Such pensions may be fully commuted, however, for a lump sum on the grounds of triviality at the time such a pension becomes payable.

PART VIII

OVERSEAS EMPLOYER AND EMPLOYMENT
A        General
1.	Subject to B.1 below a Member in Pensionable Service who is transferred to service overseas prior to 15th November 1995 may remain in Pensionable Service in the circumstances and for the relevant period referred to below. The circumstances are that the Member:
(a)	is seconded by the Employer (the “UK Employer”) to work abroad for an employer which is not resident in the United Kingdom (an “Overseas Employer”) for a fixed period not exceeding 3 years and there is a definite expectation that the Member will return to Service with the UK Employer, or

(b)	is in Service overseas with a subsidiary of the UK Employer or a company which is controlled by the UK Employer or within the same group of companies (which may have a non-resident parent company) and:
(i)	the UK Employer retains control over where and for whom the Member will work,

(ii)	the Member has been sent abroad, i.e., has had previous Service in the United Kingdom for the UK Employer,

(iii)	the expected period of Service abroad does not exceed 10 years, and

(iv)	there is a definite expectation of return to the United Kingdom either to resume employment with the UK Employer or, if the period in (iii) is up to the Normal Retiring Date, to retire; or
(c)	his earnings remain effectively chargeable to United Kingdom tax under Case I or II of Schedule E of the 1988 Act because he only works overseas for periods which total less than 365 days in any year.
Subject to B.2 below a Member who is transferred to Service with an Overseas Employer on or after 15th November 1995 or an employee who is recruited initially on or after that date to work abroad for an Overseas Employer may remain in Pensionable Service or may be admitted to membership of the Scheme (as the case may be) in the circumstances referred to below. The circumstances are that:
(a)	there is a definite expectation that he will return to, or (as the case may be) come to the United Kingdom either to enter Service with a UK Employer (such expectation being evidenced in writing) or to retire or

(b)	his earnings remain effectively chargeable to United Kingdom tax under Case I or II of Schedule E of the 1988 Act because he only works overseas for periods which total less than 365 days in any year.
B        Conditions
1.	The operation of Rule A.1 above is subject to the following conditions:
(a)	the Overseas Employer shall reimburse the UK Employer for the Employer’s contributions paid by it to the Scheme, unless the Inland Revenue have specifically agreed otherwise, and

(b)	any pension in respect of the overseas Service shall be calculated and funded by reference to the rate of remuneration appropriate for similar Service in the United Kingdom.
2.	The operation of Rule A.2 is subject to the following conditions:
(a)	the UK Employer should continue to pay any Employer’s contributions due but must be reimbursed by the Overseas Employer for the Employer’s contributions paid by it to the Scheme, unless the Inland Revenue have specifically agreed otherwise, and

(b)	any pension in respect of the overseas Service shall be calculated and funded by reference to the rate of remuneration appropriate for similar employment in the United Kingdom, and

(c)	the period of Service abroad should not exceed 10 years. If there has been a previous period or periods of Service abroad (but disregarding any such period during which the Member has been performing duties abroad for a UK Employer) continuation of Scheme membership must be limited to an aggregate of 10 years. For the purposes of the aggregation calculation any period of Service abroad should be ignored where it is separated from a subsequent period of Service abroad by at least one year’s employment in the United Kingdom.
C        Special provisions
Retention in Pensionable Service in any circumstances other than those described in A and B above shall be subject to Inland Revenue approval.
A Member who falls to be dealt with under A.1 above may be treated as if A.2 above applied to the extent that such treatment may be advantageous to him.

APPENDIX 1- GMP PROVISIONS
(referred to herein as “this Appendix”)
SECTION A
1.	DEFINITIONS

In this Appendix, the following words have the following meanings in addition to those defined in Rule I of the Rules:

“Contracted-out Employment” means a Member’s contracted-out employment by reference to the Scheme (as in section 8(1)(a)(i) and 8(1)(b) of the 1993 Act) before 6th April 1997.

“Fixed Rate Revaluation” means the method of revaluing a GMP before state pensionable age described in 6.1 (B) below.

“Provision” means the Provision (with that number) in this Appendix.

“Section 53 salary related scheme” means a scheme which was a contracted-out scheme, providing GMPs and satisfying the provisions of the 1993 Act.

“Section 148 Revaluation” means the method of revaluing a GMP before state pensionable age described in Provision 6.1(A) below.

“Short Service Benefit” means the benefit to which an early leaver who satisfies the qualifying conditions must be entitled under the preservation requirements.

“Widow” and “Widower” means respectively the widow and the widower of a Member. If a Member has married under a law which allows polygamy and, on the day of the Member’s death, has more than one spouse, the Trustees must decide which, if any, survivor is the Widow or Widower. In reaching that decision, the Trustees must have regard to the practice of the Department of Social Security and any relevant provisions of existing Social Security legislation, in particular section 17(5) of the 1993 Act and regulation 2 of the Social Security and Family Allowance (Polygamous Marriages) Regulations 1975 (SI 1975/561).

OVERRIDING EFFECT OF THIS APPENDIX

This Appendix shall apply for so long as anyone has a GMP or a prospective right to receive a GMP under the Scheme.

This Appendix overrides any inconsistent provisions elsewhere in the Scheme except provisions which are necessary in order that Revenue Approval is not prejudiced.

ALTERATIONS TO THIS APPENDIX
The power of alteration under the Trust Deed shall not be exercised so as to prevent the Scheme from satisfying any legislative requirements as to the provision of GMPs.
SECURING GMPs
GMPs may be secured through the Scheme provided it has been established under an irrevocable trust subject to the laws of any part of the United Kingdom. Otherwise, a GMP must be secured by means of an insurance policy or annuity contract with an Authorised Insurer.
5.	ENTITLEMENT TO GMP

5.1	Guaranteed Minimum. This Provision 5 applies to a Member, Widow or Widower where the Member has a guaranteed minimum in relation to the pension provided for the Member under the Scheme in accordance with the 1993 Act.

5.2	Member’s GMP. The Member shall be entitled to a pension for life paid at a rate equivalent to a weekly rate of not less than that guaranteed minimum. The pension will be paid from state pensionable age but commencement of the pension may be postponed for any period during which the Member remains in employment after state pensionable age:
(1)	if the employment is employment to which the Scheme relates and the postponement is not for more than 5 years after state pensionable age or

(2)	if the Member consents to the postponement.
5.3	Widow’s GMP. Where the Member is a man and dies at any time leaving a Widow, she shall be entitled, subject to 5.4 below, to receive a pension from the Scheme paid at a rate equivalent to a weekly rate of not less than half that guaranteed minimum.

5.4	Payment of Widow’s GMP. The pension shall be paid for life to any widow.

5.5	Widower’s GMP. Where the Member is a woman and dies at any time on or after 6 April 1989 leaving a Widower, he shall be entitled, subject to 5.6 below, to receive a pension from the Scheme paid at a rate equivalent to a weekly rate of not less than half of that part of that guaranteed minimum which is attributable to earnings for the tax year 1988/89 and subsequent tax years.

5.6	Payment of Widower’s GMP. The pension shall be payable for life to any widower.

5.7	Offsetting pension against GMP. Any pension payable to the Member, Widow or Widower under any other provision of the Scheme may be offset against the pension entitlement under this Provision 5 except to the extent that
(1)	any part of the pension is an equivalent pension benefit within the meaning of the National Insurance Act 1965; or

(2)	any part of the pension is an increase, calculated in accordance with Schedule 3 of the 1993 Act and added to the amount that would be payable but for Chapter II of Part IV of the 1993 Act or regulations made under it; or

(3)	offsetting would contravene the anti-franking legislation (see Provision 8 below).
6.	REVALUATION OF GMP

6.1	Revaluation before state pensionable age. The Member’s GMP at state pensionable age or at the Member’s earlier death will be calculated by increasing the accrued rights to GMP at cessation of Contracted-out Employment under one of the options (A), or (B) below.
(A)	Section 148 Revaluation

The increase will be by the percentage by which earnings factors for the tax year in which Contracted-out Employment ceases are increased by the last order under section 148 of the Social Security Administration Act 1992 to come into force before the tax year in which the Member reaches state pensionable age (or dies, if earlier).

(B)	Fixed Rate Revaluation

The increase will be by such rate as regulations made under section 55(5) of the 1993 Act specify as being relevant at the date Contracted-out Employment ceases, for each completed tax year after the tax year containing that date up to and including the last complete tax year before the Member reaches state pensionable age (or dies, if earlier).

The Trustees and the Principal Employer shall decide which of the options (A) or (B) applies to the Scheme. They may at any time decide that one of the other two methods shall be used, instead of the method currently being used, for all Members ceasing to be in Contracted-out Employment after a specified date.
6.2	Transfers in. Where a transfer payment is received in respect of a Member from another scheme (“the transferring scheme”) which includes accrued rights of the Member to a GMP the earnings factors used in calculating that GMP will normally be revalued using Section 148 Revaluation during the Member’s Contracted-out Employment, and 6.1 above will apply if that Contracted-out Employment ceases before state pensionable age. The Trustees may, however, decide, if the provisions of the transferring scheme so allow, to use Fixed Rate Revaluation or limited revaluation (as described in the 1993 Act) from the date on which the Member ceased to be in contracted-out employment by reference to the transferring scheme until the Member attains state pensionable age (or dies, if earlier) but the Trustees may not make that decision if, on becoming a Member, the Member’s contracted-out employment in relation to a previous scheme is treated as continuing for the purposes of the 1993 Act.
Where the Scheme accepts the proceeds of, or the assignment of, an insurance policy which consists of, or includes, accrued rights to GMP, the Trustees may use either Section 148 Revaluation or the method of revaluation that was in use under the policy unless the method was limited revaluation for the purposes of the 1993 Act.
Transfers out. Where a Member’s accrued rights to GMP are transferred to another contracted-out salary related scheme or to a Section 53 salary related scheme, the Trustees may agree with the administrator of that scheme that the Member’s GMP shall, instead of being revalued using the method currently being adopted under 6.1 above, be revalued using another method which would be permitted if that scheme contained a Provision in the same terms as 6.2 above.
7.	INCREASE OF GMP

7.1	Increase after state pensionable age. If the commencement of any Member’s GMP is postponed for any period after state pensionable age, that GMP shall be increased to the extent, if any, specified in section 15 of the 1993 Act.

7.2	Increase after state pensionable age or Member’s death. Any GMP to which a Member, Widow or Widower is entitled under Provision 5 above shall, insofar as it is attributable to earnings in the tax years from and including 1988/1989, be increased in accordance with the requirements of section 109 of the 1993 Act.

8.	ANTI-FRANKING

Except as provided in sections 87-92 and 110 of the 1993 Act, no part of a Member’s, Widow’s or Widower’s pension under the Scheme may be used to frank an increase in the Member’s, Widow’s or Widower’s GMP under Provision 6 or Provision 7 above.

9.	COMMUTATION OF GMP

In addition to the restrictions on commutation contained in the Rules:
(1)	where commutation is taking place before state pensionable age, other than on the death of the Member, Fixed Rate Revaluation must be applied to any GMP included in the aggregate pension, and such GMP must be revalued to state pensionable age for the purposes of calculating that aggregate.

(2)	where the Member’s pension, being an alternative to Short Service Benefit, becomes payable before or after Normal Retiring Date, the value of that pension must, to the reasonable satisfaction of the Trustees, be at least equal to the value of the Short Service Benefit, plus the revaluation to Normal Retiring Date that the deferred pension would have attracted in accordance with Chapter II of Part IV of the 1993 Act had it been provided by the Scheme at Normal Retiring Date, and the revaluation of GMP referred to in (1) above.
(3)	Where commutation of the whole of a Member’s deferred pension is taking place at Normal Retiring Date (or on the winding-up of the Scheme if earlier), the Members pension in excess of GMP must be revalued up to Normal Retiring Date in accordance with Chapter II of Part VI of the 1993 Act, and the GMP revalued in accordance with (1) above.
10.	SUSPENSION OF GMP

Payment of a GMP may be suspended during any period when:
(a)	the person receiving the GMP is unable to act (by reason of mental disorder or otherwise) but the amount of the GMP must either be paid or applied for the maintenance of the recipient or his dependants, or paid to the recipient when the recipient is again able to act, or paid to the recipient’s estate after that recipient’s death.

(b)	the recipient of the GMP is in prison or detained in legal custody, but the amount of the GMP must then be paid or applied for the maintenance of such one or more of the recipient’s dependants as the Trustees shall determine.

(c)	the Member is receiving the GMP but is then re-employed in an employment to which the Scheme relates. The GMP must then be increased under Provision 7.1 during the period of suspension.
11.	CONTRIBUTIONS EQUIVALENT PREMIUMS

11.1	A contributions equivalent premium shall be paid, subject to 11.2 below, in respect of a Member who ceases to be in Pensionable Service before whichever is the earlier of the Member’s Normal Retiring Date and the end of the tax year preceding that in which the Member will reach state pensionable age with less than 2 years’ Qualifying Service. A contributions equivalent premium shall not be paid where the Member’s accrued rights includes rights transferred from a personal pension, nor where the Member is a woman who dies in contracted-out employment in respect of Widower’s GMP.

Payment of the contributions equivalent premium extinguishes the Member’s accrued rights to GMPs under the Scheme. Therefore, where the premium is paid, any refund of contributions to the Member or any transfer payment from the Scheme in respect of a Member shall be reduced by the certified amount (as defined in the 1993 Act) in relation to that premium and any pension benefit under the Scheme for the Member or the Member’s Widow or Widower shall be reduced so as to allow for the fact that their accrued rights to GMPs have been extinguished.

11.2	The premium shall not be payable if:
(a)	its amount is less than £17 (or such greater amount as is specified in regulations made under the 1993 Act).

(b)	the Member’s accrued rights to GMPs are transferred to another scheme, policy or contract

(c)	the Member has become entitled to an immediate or a deferred pension under the Scheme on ceasing to be in Pensionable Service.

APPENDIX 2 — PROTECTED RIGHTS RULES
1.	Definitions

In this Appendix 3, the following words have the following meanings in addition to those defined in Rule 1 of the Rules:

“Commencement Date” means the date from which pension provided from the Member’s Protected Rights Assets will be paid to the Member. This will not be earlier than the date on which the Member attains the age of 60. The pension will not be paid later than the date on which the Member attains the age of 65, unless the Member agrees that payment should start from a later date, but this later date must be acceptable to the Inland Revenue.

“Insurer” means an insurance company, or a friendly society which complies with the conditions of Regulation 11 of SI 1996 No. 1537.

“Member” means an individual who is in contracted-out employment in relation to the Scheme and who is accruing Protected Rights Assets, or an individual who has Protected Rights Assets in the Scheme in respect of previous membership of the Scheme or another scheme.

“Money Purchase Benefits” means benefits calculated by reference to payments made by, or in respect of, a Member. It does not include benefits calculated by reference to the Member’s final or average salary, and/ or service or pensionable service.

“Protected Rights” and “Protected Rights Assets” are defined in Provision 4 below.

“Qualifying Widow or Widower” means a widow or widower of the Member who, when the Member dies, is aged 45 or over, or is entitled to child benefit for a Qualifying Child under age 18, or is living with a Qualifying Child under age 16. There will, however, be no Qualifying Widow or Qualifying Widower insofar as the rate of the pension or annuity paid to the Member has, in accordance with Regulation 4(2)(b)(iii) of SI 1996 No. 1537, been determined by reference to his or her life only.

“Qualifying Child” means a child of the Member and the Member’s widow or widower. It also includes any other child for whom the Member was entitled to child benefit immediately before the Member died (or would have been if the child had been in Great Britain). If the Member and the widow or widower were living together at the time the Member died, it also includes any child for whom the widow or widower was then entitled to child benefit (or would have been if the child had been in Great Britain).

“Section 9(2B) Rights” has the same meaning as in Regulation 1(2) of SI 1996 No. 1172.

2.	Interpretation

References to any legislation or any provision includes references to any previous legislation or provision relating to the same subject matter and to any modification or re-enactment for the time being in force.

3	Minimum Payments

3.1	Minimum payments will be paid to the Scheme within time limits laid down by the 1995 Act in respect of all Members who are in contracted-out employment in relation to the Scheme. These minimum payments are the contracted-out rebate percentage of the Member’s earnings from the employer between the lower and upper earnings limits for National Insurance purposes. (For this purpose “rebate percentage” means the appropriate flat rate percentage for the purposes of Section 42A(2) of the 1993 Act). They are inclusive of any amounts deducted from the Member’s earnings and paid by the employer to the Scheme as described in 3.2 below.

3.2	The minimum payments under 3.1 above will be contributed by the employer except that, if the rules of the Scheme require a Member to contribute to the Scheme, the amount of that contribution up to the Member’s share of minimum payments must be deducted by the employer from that Member’s earnings and paid to the Scheme as part of the minimum payments. A Member’s share of minimum payments is the amount by which his National Insurance contributions on his earnings from the employer are less than would have been the case if he had not been contracted-out. (Other contributions by Members will be paid by deduction from earnings or otherwise as described in the rules of the Scheme.)

3.3	Investment. Minimum payments must be invested on behalf of the Member within one month of the end of the income tax month to which they relate and age related payments made by the Secretary of State under Section 42A(3) of the 1993 Act must be invested on behalf of the Member within one month of the payment by the Secretary of State.

4.	Members’ Protected Rights

4.1	Payments to which the Protected Rights Provisions apply. The Protected Rights Provisions apply to the following payments made to the Scheme in respect of a Member and the benefits resulting from those payments:
4.1.1	minimum payments as described in Provision 3.1 above, and payments made by the Secretary of State under Section 42A(3) of the 1993 Act; and

4.1.2	incentive payments made under Section 7 of the Social Security Act 1986 and Regulation 3(10) of SI 1987 No 1115; and

4.1.3	transfer payments received under Provision 9 below covering Protected Rights or GMPs or Section 9(2B) Rights derived from other occupational pension schemes; or

4.1.4	transfer payments received under Provision 9 below covering Protected Rights derived from personal pension schemes or an insurance policy which is an appropriate policy under Section 32A of the 1993 Act; or

4.1.5	transfer payments received under Provision 9 below covering GMPs or Section 9(2B) Rights under insurance policies or annuity contracts of the type described in Section 19 of the 1993 Act; and

4.1.6	payments of minimum contributions by the Secretary of State for Social Security made under Regulation 14 of SI 1988 No. 137 or Regulation 12 of SI 1997 No. 470.
4.2	Payments to which the Protected Rights Provisions do not apply. Any payments other than those specified in 4.1 above (and the benefits resulting from such payments) are not subject to the Protected Rights Provisions unless the rules of the Scheme specifically state otherwise.

4.3	Money Purchase Benefits. The payments to which the Protected Rights Provisions apply and their proceeds under the Scheme must be used to provide the Member with Money Purchase Benefits except so far as they are used to meet administrative expenses of the Scheme and to pay commission.

The Members’ right to these benefits are called “Protected Rights”. The Scheme assets representing these Protected Rights are referred to in these Protected Rights Provisions as “Protected Rights Assets”.

4.4	Calculation. The value of the Member’s Protected Rights Assets must be calculated in a way approved by the Trustees. It must be at least as favourable as the way in which any other Money Purchase Benefits of the Member in the Scheme are calculated. It must also be consistent with the requirements set out in the rest of these Protected Rights Provisions. Where the valuation of the Protected Rights Assets involves making estimates of the value of benefits, then the manner of calculation must be approved by an Actuary. The methods and assumptions used must be either determined by the Trustees, or notified to the Trustees by an Actuary, and must in either case be certified by an Actuary to be consistent with the relevant requirements of the 1993 Act, and with “Retirement Benefit Schemes — Transfer Values (GN11)” published jointly by the Institute of Actuaries and the Faculty of Actuaries and current when the calculation is being made. The Trustees must keep such records as will enable the amount of the Member’s Protected Rights Assets to be calculated at any time.

4.5	Employee Contributions. Unless Regulation 30(1)(b) of SI 1996 No. 1172 is deleted by amending Regulations, all employee contributions must be used to provide Money Purchase Benefits, even if the Scheme otherwise provides salary related benefits, except where Regulation 30(2) of SI 1996 No. 1172 permits otherwise.

If the rules of the Scheme provide for compulsory employee contributions, then each employee’s contribution up to the contracted-out rebate percentage of his Primary Class 1 contributions on his earnings between the lower and upper earnings limits for National

Insurance purposes count as minimum payments under Provision 3.1 above. These Protected Rights Provisions apply to them.
Other employee contributions do not count as minimum payments. These Protected Rights Provisions only apply to them if the rules of the Scheme say that the Protected Rights Provisions apply to all payments to the Scheme.
4.6	Overriding effect. So far as Protected Rights are concerned, these Protected Rights Provisions override any inconsistent provisions elsewhere in the Scheme, except any that are in accordance with the provisions of the 1993 Act and which are necessary in order that Inland Revenue approval for the purposes of Chapter I of Part XIV of the Income and Corporation Taxes Act 1988 is not prejudiced.

4.7	These Protected Rights Provisions will be treated as including Provisions to the effect of any rule that must be included for the Scheme to be contracted-out on a money purchase basis in relation to Member’s employment. If any of these Protected Rights Provisions are inconsistent with the requirements of the 1993 Act (and Regulations made under it) in relation to money purchase contracted-out schemes, the latter will prevail.

5	Pension for Member

5.1	When Pension is paid. The pension from a Member’s Protected Rights Assets becomes payable at the Commencement Date specified in the rules of the Scheme. The Trustees may (but need not) allow the Member to choose a later Commencement Date, in which case the Member must notify the Trustees of the date chosen by writing to them at least one month before the specified Commencement Date.

5.2	Providing the Pension. When the Member reaches the Commencement Date the Protected Rights Assets will be used to provide a pension for life.

The pension must be one offered without regard to the sex of the Member either in making the offer or in calculating the amount of the pension. Marital status will be taken into account only where and on the basis permitted under Regulation 4(2) of SI 1996 No. 1537.

5.3	Member’s right to choose. The Member has the right to choose any Insurer or, where the rules of the Scheme allow, the Scheme, to provide the pension. If the Member decides to choose an Insurer, he must do so by writing to tell the Trustees which Insurer he has chosen at least one month, but not more than 6 months, before the Commencement Date.

If the Member agrees to the pension becoming payable at a later date than age 65, and there is less than one month between the date on which he agrees to a later date and that later date, then he can only choose an Insurer by telling the Trustees so in writing on the same day as he agrees to the later date. The Trustees may allow any Member a longer period in which to make his choice.

5.4	Trustees’ Choice. If the Member does not choose an Insurer by writing to tell the Trustees by the latest date permitted under 5.3 above, the Trustees may choose an Insurer, or the Scheme.

5.5	Form of Pension. The pension will include provision for benefits after the Member’s death as described in Provision 6 below. Where that allows alternative benefits, then a Member who chooses an Insurer may at the same time choose which alternatives apply. If the Trustees choose an Insurer, they may allow the Member to choose the alternatives or the Trustees may choose the alternatives. If the pension is provided by the Scheme, the alternatives applying will be those described in the rules of the Scheme, or the alternatives allowed in Provision 6 below which the Trustees agree to provide.

5.6	Lump Sum instead of Trivial Pension. If the pension which can be provided from a Member’s Protected Rights Assets is trivial, the Trustees may pay the Member the cash value of his Protected Rights Assets instead. But they may not do so if the Member has any other rights under the Scheme which are not being satisfied by a lump sum.

The Trustees may only treat a pension as trivial if either:
5.6.1	all benefits payable to the Member under the Scheme and all other retirement benefit schemes relating to the same employment do not exceed the value of a pension of £260 per annum (or such greater amount as may be prescribed by Regulations made under Section 28 of the 1993 Act and is permitted by the Inland Revenue), or

5.6.2	in other circumstances as may be prescribed.
6	Member dies after Pension starts

6.1	Qualifying Widow’s or Widower’s Pension. The pension provided from a Member’s Protected Rights Assets will include provision for a pension to continue to be paid to any Qualifying Widow or Widower. Subject to 6.5 below, the Qualifying Widow’s or Widower’s pension will be half the amount that would have been payable if the Member had survived.

6.2	Duration of Pension. The Qualifying Widow’s or Widower’s pension will be paid for life unless provision is made for it to stop:
either if the Qualifying Widow or Widower remarries before reaching state pensionable age or if, before the Qualifying Widow or Widower reaches age 45, the situation changes so that she or he is neither entitled to child benefit for a Qualifying Child under age 18 nor living with a Qualifying Child under age 16.
6.3	No Qualifying Widow or Widower but Dependant. The pension provided from a Member’s Protected Rights Assets may (but need not) be on terms that, if the Member does not leave a Qualifying Widow or Widower, then a pension will be paid to a dependant of the Member. Subject to 6.5 below, the dependant’s pension will not be more than half the amount that would have been payable if the Member had survived.
6.4	No Qualifying Widow or Widower but Dependent Child(ren). The pension provided from a Member’s Protected Rights Assets may (but need not) be on terms that, if the Member does not leave a Qualifying Widow or Widower and no dependant’s pension is to be provided, but he does leave a Dependent Child (or Dependent Children), a pension will be paid for the benefit of that child or those children. “Dependent Child(ren)” means a child (or children) for whom the Member was entitled to child benefit immediately before he died (or would have been if the child had been in Great Britain).

Subject to 6.5 below, the amount paid as pension for the child(ren) will not be more than half the amount that would have been payable if the Member had survived. The pension will be paid only so long as at least one Dependent Child is under age 18.

6.5	5-Year Guarantee. The pension provided from a Member’s Protected Rights Assets may (but need not) be on terms that it will in any event be paid for up to 5 years. Then, if the Member dies during the 5 years, any survivor’s pension payable may be an amount up to the amount of the pension payable to the Member until the end of the 5 years, after which it will not be more than half the amount that would have been payable if the Member had survived. If a pension guarantee applies, a pension of an amount up to the amount of the Member’s pension will still be paid for the rest of the 5 years even if no survivor’s pension is payable, or the survivor’s pension ceases to be payable before the end of the 5 years. In these circumstances, the pension will be paid to another individual, or to the estate of the Member or of another individual who dies after the Member (and the recipient may vary from time to time during the payment period).

7	Member dies before Pension starts

7.1	Qualifying Widow’s or Widower’s Pension. If a Member dies before his pension under Provision 5 above starts, the Trustees must take reasonable steps to find out whether the Member is survived by a Qualifying Widow or Widower.

If the Trustees discover that the Member is survived by a Qualifying Widow or Widower then, as soon as is practicable, the Member’s Protected Rights Assets must be used to provide the Qualifying Widow or Widower with a pension. The pension may be provided by the Scheme if the rules of the Scheme allow for this. If they do not, or if they allow a Qualifying Widow or Widower to choose an Insurer and she or he does so, the pension must be bought from an Insurer.

7.2	Duration of Pension. The Qualifying Widow’s or Widower’s pension will be paid for life unless provision is made for it to stop:
either if the Qualifying Widow or Widower remarries before reaching state pensionable age or if, before the Qualifying Widow or Widower reaches age 45, the situation changes so that she or he is neither entitled to child benefit for a Qualifying Child under age 18 nor living with a Qualifying Child under age 16.
7.3	Qualifying Widow’s or Widower’s right to choose. If the rules of the Scheme do not allow for a pension to be provided from the Scheme, or if they do allow for this but they also allow the Qualifying Widow or Widower to choose an Insurer, the Trustees must write and tell the Qualifying Widow or Widower that she or he has the right to choose an Insurer. The Qualifying Widow or Widower then has three months to write back to the Trustees and tell them which Insurer has been chosen. The pension may (but need not) include any or all of the alternatives described in 7.2 above and 7.5 and 7.6 below. If the Qualifying Widow or Widower chooses an Insurer, she or he may at the same time choose which alternatives will apply to the pension.

7.4	Trustees’ Choice. If a Qualifying Widow or Widower who is allowed to choose an Insurer does not do so by writing to tell the Trustees by the latest date permitted under 7.3 above, the Trustees may choose an Insurer or the Scheme. The pension may (but need not) include any or all of the alternatives described in 7.2 above and 7.5 and 7.6 below. The Trustees may allow the Qualifying Widow or Widower to choose which alternatives will apply to the pension or the Trustees may choose the alternatives. If the pension is provided by the Scheme, the alternatives applying will be those described in the rules of the Scheme, or the alternatives allowed in Provision 6 above which the Trustees agree to provide.

7.5	Child’s Pension. The pension bought with or provided from a Member’s Protected Rights Assets may (but need not) be on terms that, if the Qualifying Widow or Widower is still receiving a pension when she or he dies and leaves a Dependent Child (or Dependent Children), the pension will continue for the benefit of that child or those children. “Dependent Child(ren)” means a child (or children) for whom the Qualifying Widow or Widower was entitled to child benefit immediately before she or he died (or would have been if the child had been in Great Britain). The amount paid as pension for the child(ren) will not be more than the Qualifying Widow’s or Widower’s pension would have been if she or he had survived. It will continue to be paid only so long as at least one Dependent Child is under age 18.

7.6	5-Year Guarantee. The pension bought with or provided from a Member’s Protected Rights Assets may (but need not) be on terms that, if the Qualifying Widow or Widower dies within 5 years of the pension commencing (or if the pension continues under 7.5 above but the last Dependent Child dies or reaches age 18 within 5 years of the pension commencing), the pension will continue to be paid for the rest of the 5 years to another individual, or to the estate of the Member or of another individual who dies after the Member (and the recipient may vary from time to time during the payment period).

7.7	Lump Sum instead of Trivial Pension. If there is a surviving Qualifying Widow or Widower and the pension which can be provided is trivial, the Trustees may if they wish pay her or him the cash value of the Protected Rights Assets as a lump sum instead. But they may not do so if the Member had any other rights under the Scheme when he died which are not being satisfied by a lump sum, or if the Inland Revenue limits would otherwise be infringed.
If there are other rights under the Scheme which are to be satisfied by payment of a lump sum, the Trustees will calculate the amount of that lump sum by reference to the amount of the relevant pension, on a basis which they have either agreed with the Inland Revenue or had certified as reasonable by an Actuary.
The Trustees may only treat a pension as trivial if the pension which is being vided from the Scheme and all other retirement benefit schemes relating to the same employment is not more than L260 per annum (or such greater amount as may be prescribed by Regulations made under Section 28 of the 1993 Act and is permitted by the Inland Revenue), and the only benefit being provided under the Scheme (including this Provision) is a lump sum within Inland Revenue limits.
7.8	Qualifying Widow or Widower dies before Pension starts. If the Qualifying Widow or Widower dies before the pension is provided, the Trustees will pay the value of the Member’s Protected Rights Assets in accordance with any direction given by the Member in writing. If there has been no direction given, the value will be paid to the Member’s estate.

7.9	No Qualifying Widow or Widower. If the Trustees decide that the Member died without leaving a Qualifying Widow or Widower, then as soon as practicable the Trustees will pay the value of the Member’s Protected Rights Assets in accordance with any direction given by the Member in writing. If there has been no direction given, the value will be paid to the Member’s estate.

8	Transfer of Protected Rights Assets out of the Scheme

8.1	Transfer of Protected Rights Assets. The Trustees may, at the written request of a Member, transfer his Protected Rights Assets (which may be part of a larger transfer) to another occupational pension scheme of which the Member has become a member or to an appropriate personal pension scheme. The Member may withdraw the request by giving the Trustees notice in writing to that effect but may not withdraw the request after the Trustees have entered into an agreement with a third party to make the transfer to the other scheme. A Member who has withdrawn a request may make another.

8.2	Conditions for Transfer of Protected Rights Assets. A transfer payment made out of the Scheme under the rules of the Scheme may only include a Member’s Protected Rights Assets if the following conditions are fulfilled. These conditions depend on the type of scheme to which a transfer is being made.
8.2.1	Money purchase contracted-out schemes and appropriate personal pension schemes.
The transfer must comply with the conditions set out in Regulation 3 of SI 1996 No. 1461.

8.2.2	Salary related contracted-out schemes

The transfer must comply with the requirements of Regulation 4 of SI 1996 No. 1461.

8.2.3	Overseas schemes

The transfer must comply with the requirements of Regulation 5 of SI 1996 No. 1461.
8.3	Discharge of Protected Rights. Where the Member’s Protected Rights Assets are transferred in accordance with this Provision, the Member will cease to have any Protected Rights under the Scheme and the Trustees will be discharged from any obligation to give effect to those Protected Rights.

9	Transfer into the Scheme

9.1	Acceptance of Transfer. The Trustees may, at the request of the Member, or a former Member, accept:
9.1.1	a transfer of assets representing Protected Rights for the Member from another scheme which is, or was, an appropriate personal pension scheme, an occupational pension scheme contracted-out by the money purchase test or an insurance policy which is an appropriate policy under Section 32A of the 1993 Act; or

9.1.2	a transfer payment in respect of the Member’s accrued rights to GMPs or Section 9(2B) Rights under a scheme which is, or was, a salary related contracted-out scheme, or an insurance policy or (in the case of GMPs or Section 9(2B) Rights) annuity contract of the type described in Section 19 of the 1993 Act.
9.2	Use of Transfer Payment to provide Protected Rights. The Trustees must use that part of any transfer payment representing Protected Rights or accrued rights to GMPs or Section 9(2B) Rights to provide the Member with Protected Rights under the Scheme. The rest of the transfer payment will only be used to provide Protected Rights if the rules of the Scheme say that these Protected Rights Provisions apply to all payments to the Scheme.

10	General provisions about Benefits

10.1	Beneficiary unable to act. If the Trustees believe that a person entitled to payment of a Member’s Protected Rights Assets or of a pension provided with those assets is unable to act by reason of mental disorder or otherwise, the Trustees may arrange that payments instead of being made to that person, will be made for the maintenance of that person and/or any of that person’s dependants. If any payments are not so made, they (and any proceeds) must be held for the person concerned until that person is again able to act. If the person dies without becoming able to act, payment must be made to that person’s estate.

10.2	Prison. If a person entitled to benefit is serving a period of imprisonment or detention in legal custody, payments which are or become due to that person of a Member’s Protected Rights Assets or of a pension provided from those assets may be suspended. The value of the suspended payments must be used for the maintenance of one or more of that person’s dependants.

10.3	Whereabouts unknown. Any payment due to any person of a Member’s Protected Rights Assets or of the pension provided from those assets may be forfeited if at least 6 years have passed from the date the payment became due and the address of the person is not known to the Trustees.

11	General Provisions about Pensions

11.1	Payment Intervals. The pension provided with a Member’s Protected Rights Assets will be paid in advance or arrear as is arranged with the Insurer providing it. If the Scheme is providing the pension it will be as provided in the rules of the Scheme.

If it is payable in advance, it must be paid at least once a year.

If it is payable in arrear, it must be paid at least monthly, unless the recipient agrees in writing that it can be paid less often. It must be paid at least once a year.

11.2	Increase in Payment. Insofar as it is derived from GMPs transferred into the Scheme or from payments or contributions in respect of any tax year before 6 April 1997, the pension provided with a Member’s Protected Rights Assets must increase each year by the same percentage as a GMP accruing after 5 April 1988. These increases are governed by orders under Section 109 of the 1993 Act, and reflect increases in the general level of prices up to a maximum of 3%. The pension may (but need not) be on terms that it will increase by a greater amount, but not by more than 3% in any year. Insofar as any money purchase pension under the Scheme is attributable to employment carried on after 5 April 1997 or payments in respect of such employment, it will be increased when and as required by Section 51 of the 1995 Act

The first increase must be made not later than the first anniversary of the pension starting. Further increases must be made on each anniversary of the first increase.

11.3	Enforceability. The Trustees may only buy a pension from an Insurer with a Member’s Protected Rights Assets if the Trustees are satisfied that any person who is or may be entitled to payment of that pension may enforce that entitlement:
11.3.1 under a trust; or
11.3.2 under a deed poll; or
11.3.3 under Scottish law.

12	Alterations to these Protected Rights Provisions

12.1	Power to alter Protected Rights Provisions. The person, persons or bodies having the power of alteration in relation to the rest of the Scheme may at any time in writing make any alteration to these Protected Rights Provisions necessary to comply with the contracting-out requirements of the 1993 Act applicable to money purchase contracted-out schemes and to schemes which have ceased to be money purchase contracted-out schemes. The Protected Rights Provisions will only apply for so long as anyone continues to have Protected Rights under the Scheme. This power of alteration may be exercised by them without any condition except the one in 12.2 below. It is additional to, and independent of, any other power of alteration in relation to the Scheme.

12.2	Restriction on Alterations. No alteration to these Protected Rights Provisions may be made except as permitted under Section 37 of the 1993 Act. This applies whether the alteration is made under 12.1 above or under any other power of alteration in relation to the Scheme.

13	Scheme ceases to be a Money Purchase Contracted-out Scheme

If the Scheme ceases to be contracted-out by the money purchase test, the Trustees will inform Members of their rights and options in accordance with SI 1996 No. 1655 and will seek the approval of the Secretary of State to any proposed arrangements for securing Protected Rights. When the Scheme is being wound up, protected rights may be discharged by insurance policies in accordance with the provisions of Section 32A of the 1993 Act.

14	Investments

The Scheme will comply with the restrictions imposed under Section 40 of the 1995 Act (Employer-Related Investments).

15	Insured Scheme

If the benefits under the Scheme are secured by one or more policies of assurance or annuity contracts and the Scheme is managed by an insurance company which issued the policy or contract, the insurance company will be notified of any alteration in the membership of the Scheme and the amount of earnings of any Member.

APPENDIX 3 — ACTUARIAL CERTIFICATE

SECTION 67 ACTUARIAL CERTIFICATE
To: The Trustees of the Scheme named below

Name of Scheme	:	Biwater Retirement and Security Scheme

PSO Reference Number	:	SF2/39115
I hereby certify that :
(a)	I have been appointed by the Trustees as actuary for the Scheme in accordance with the requirements of Section 47 of the Pensions Act 1995; and

(b)	In my opinion, if the power to modify the Scheme is exercised by the execution of the Deed of Variation to which this Certificate is attached (“the Deed”), then the exercise of this power in this manner does not adversely affect any member of the Scheme (without his consent) in respect of his entitlement, or accrued rights, acquired before the power is exercised.
This Certificate is given in accordance with Section 67 of the Pensions Act 1995 (“Section 67”) and The Occupational Pension Schemes (Modification of Schemes) Regulations 1996 (“the Regulations”). Words and expressions used in this Certificate have the same meanings as in Section 67 and the Regulations.
The Certificate is valid only in respect of Section 67 and the Regulations and so long as:
(a)	No other modifications whatsoever are made to the Scheme prior to the execution of the Deed; and

(b)	No modifications whatsoever are made to the Deed from its wording at the date this Certificate is signed; and

(c)	Where the power to modify the Scheme is exercised by a person other than the Trustees, the Trustees have approved the exercise of this power represented by the execution of the Deed.

/s/ D. Carr	Date	28 March 2003

D. CARR	Qualification:	Fellow of the Institute of Actuaries

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